CWABS Asset-Backed Certificates Trust 2006-22
Issuing Entity

Final Term Sheet

$1,556,000,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED NOVEMBER 30, 2006
Distributions are payable on the 25th day of each month, beginning in December 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$608,250,000	100.00000%	0.10417%	99.89583%	M-4	$ 25,600,000	100.00000%	0.83333%	99.16667%
2-A-1	$313,132,000	100.00000%	0.05283%	99.94717%	M-5	$ 21,600,000	100.00000%	1.25000%	98.75000%
2-A-2	$ 78,963,000	100.00000%	0.10417%	99.89583%	M-6	$ 18,400,000	100.00000%	1.45833%	98.54167%
2-A-3	$214,738,000	100.00000%	0.10417%	99.89583%	M-7	$ 19,200,000	100.00000%	1.58333%	98.41667%
2-A-4	$ 82,517,000	100.00000%	0.15625%	99.84375%	M-8	$ 11,200,000	100.00000%	1.83333%	98.16667%
M-1	$ 67,200,000	100.00000%	0.41667%	99.58333%	M-9	$ 10,400,000	97.60019%	2.00000%	95.60019%
M-2	$ 48,000,000	100.00000%	0.50000%	99.50000%	A-R	$ 100	(3)	(3)	(3)
M-3	$ 36,800,000	100.00000%	0.62500%	99.37500%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) Before deducting expenses payable by the Depositor estimated to be approximately $1,400,000 in the aggregate.
(3) The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2006-22, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of November 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about November 30, 2006.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) January 16, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the February 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed and adjustable rate mortgage loans that are secured by first liens on one- to four- family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of November 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,253,247,827.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$599,075,638
Weighted Average Mortgage Rate	8.469%
Range of Mortgage Rates	4.500% to 15.500%
Average Current Principal Balance	$172,595
Range of Current Principal Balances	$7,535 to $733,500
Weighted Average Original Loan-to-Value Ratio	77.95%
Weighted Average Original Term to Maturity	382 months
Weighted Average Credit Bureau Risk Score	593 points
Weighted Average Remaining Term to Stated Maturity	381 months
Weighted Average Gross Margin*	6.585%
Weighted Average Maximum Mortgage Rate*	15.318%
Weighted Average Minimum Mortgage Rate*	8.477%
Percentage Originated under Full Doc Program	64.23%
Geographic Concentrations in excess of 10%:
California	15.16%
Florida	12.64%

* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$654,172,189
Weighted Average Mortgage Rate	8.016%
Range of Mortgage Rates	5.500% to 13.750%
Average Current Principal Balance	$228,173
Range of Current Principal Balances	$2,728 to $2,728,000
Weighted Average Original Loan-to-Value Ratio	80.53%
Weighted Average Original Term to Maturity	375 months
Weighted Average Credit Bureau Risk Score	632 points
Weighted Average Remaining Term to Stated Maturity	373 months
Weighted Average Gross Margin*	5.841%
Weighted Average Maximum Mortgage Rate*	14.660%
Weighted Average Minimum Mortgage Rate*	7.188%
Percentage Originated under Full Doc Program	49.46%
Geographic Concentrations in excess of 10%:
California	26.63%
Florida	16.35%

* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$608,250,000	Senior/Adjustable Rate	June 2035	Aaa	AAA
2-A-1	$313,132,000	Senior/Adjustable Rate	May 2028	Aaa	AAA
2-A-2	$78,963,000	Senior/Adjustable Rate	September 2029	Aaa	AAA
2-A-3	$214,738,000	Senior/Adjustable Rate	January 2034	Aaa	AAA
2-A-4	$82,517,000	Senior/Adjustable Rate	June 2035	Aaa	AAA
M-1	$67,200,000	Subordinate/Adjustable Rate	December 2035	Aa1	AA+
M-2	$48,000,000	Subordinate/Adjustable Rate	May 2036	Aa2	AA
M-3	$36,800,000	Subordinate/Adjustable Rate	September 2036	Aa3	AA
M-4	$25,600,000	Subordinate/Adjustable Rate	November 2036	A1	AA-
M-5	$21,600,000	Subordinate/Adjustable Rate	December 2036	A2	A+
M-6	$18,400,000	Subordinate/Adjustable Rate	February 2037	A3	A
M-7	$19,200,000	Subordinate/Adjustable Rate	April 2037	Baa1	BBB+
M-8	$11,200,000	Subordinate/Adjustable Rate	May 2037	Baa2	BBB+
M-9	$10,400,000	Subordinate/Adjustable Rate	May 2037	Baa3	BBB
A-R	$100	Senior/REMIC Residual	December 2006	Aaa	AAA
Non-Offered Certificates (3)
B	$16,000,000	Subordinate/Adjustable Rate	May 2037	Ba1	BBB-
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R

(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(4)
The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Delay/Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.140% (1)	LIBOR + 0.280% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.050% (1)	LIBOR + 0.100% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.110% (1)	LIBOR + 0.220% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.160% (1)	LIBOR + 0.320% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.230% (1)	LIBOR + 0.345% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.270% (1)	LIBOR + 0.405% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.310% (1)	LIBOR + 0.465% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.380% (1)	LIBOR + 0.570% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.390% (1)	LIBOR + 0.585% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.450% (1)	LIBOR + 0.675% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 0.850% (1)	LIBOR + 1.275% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 1.450% (1)	LIBOR + 2.175% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
B	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A

(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates

Class A Certificates:	Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Senior Certificates:	Class A and Class A-R Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:	Class M and Class B Certificates.

Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

With respect to the first distribution date, the closing date, and with respect to each subsequent distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on December 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

•	the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the February 2007 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Collection Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in December 2016 and ending on the distribution date in November 2036, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in November 2036, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the December 2009 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 62.20% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•
in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

(1)	to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until their certificate principal balance is reduced to zero; and

(2)
to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the order described below, until their certificate principal balances are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class 1-A Certificates and/or (b) the aggregate certificate principal balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining class(es) of senior certificates after distributions pursuant to clauses (1) and (2) above (and, in the case of the Class 2-A Certificates, in the order described below), until the certificate principal balance(s) thereof is/are reduced to zero;

•
sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until their certificate principal balances are reduced to zero;

•
sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

•	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates, pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 31.88% and 39.95% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of two mortgage insurance policies described in this free writing prospectus. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 16.00% and 12.68% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 15.88% and 27.27% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 11.94% and 12.81% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $28,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.20% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company and one from Mortgage Guaranty Insurance Corporation, respectively (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 31.88% and 39.95% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 11.94% and 12.81% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 16.00% and 12.68% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 5.99% and 3.70% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by MGIC (the “MGIC Mortgage Insurance Policy”) will cover approximately 15.88% and 27.27% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 5.95% and 7.97% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the applicable Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the applicable Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 will be a per annum rate that will vary on a loan-by-loan basis depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date. The weighted average Servicing Fee Rates for the Mortgage Loans referred to in the preceding sentence are as shown in the following table:

	Weighted Average Servicing Fee Rate Before The Respective Initial Adjustment Dates	Weighted Average Servicing Fee Rate On And After The Respective Initial Adjustment Dates
10/20 12-month LIBOR	0.250%	0.375%
10/20 6-month LIBOR	0.250%	0.375%
2/28 6-month LIBOR	0.357%	0.361%
2/28 6-month LIBOR 40/30-Year Balloon	0.375%	0.375%
3/27 12-month LIBOR	0.275%	0.364%
3/27 6-month LIBOR	0.334%	0.368%
3/37 6-month LIBOR	0.375%	0.375%
5/25 12-month LIBOR	0.250%	0.375%
5/25 6-month LIBOR	0.250%	0.375%
5/35 6-month LIBOR	0.250%	0.375%
7/23 12-month LIBOR	0.250%	0.375%
7/23 6-month LIBOR	0.250%	0.375%

The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.463% per annum before the respective initial Adjustment Dates (if any) and is 0.477% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2006-22 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates

Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Subordinate Certificates:	Class M and Class B Certificates

Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates

Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type

Class A Certificates:	Senior/Adjustable Rate

Subordinate Certificates:	Subordinate/Adjustable Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in December 2006.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) the allocable portion of any Seller Shortfall Interest Requirement, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.00% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.14% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.140%	0.280%
Class 2-A-1	0.050%	0.100%
Class 2-A-2	0.110%	0.220%
Class 2-A-3	0.160%	0.320%
Class 2-A-4	0.220%	0.440%
Class M-1	0.230%	0.345%
Class M-2	0.270%	0.405%
Class M-3	0.310%	0.465%
Class M-4	0.380%	0.570%
Class M-5	0.390%	0.585%
Class M-6	0.450%	0.675%
Class M-7	0.850%	1.275%
Class M-8	1.450%	2.175%
Class M-9	2.000%	3.000%
Class B	2.000%	3.000%

(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under "— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Shortfall Interest Requirement” with respect to the Distribution Date in each of December 2006, January 2007 and February 2007 means the sum of:

(a) the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

(b) the product of (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

“Trustee Fee Rate” means a rate equal to 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 1-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

“Class 2-A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

“Class A Principal Distribution Allocation Amount” for any Distribution Date means (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 62.20% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Combined Class M-1, M-2 and M-3 Principal Distribution Amount” for each Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date), and

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) 81.20% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3 Certificates are the only classes of Subordinate Certificates outstanding on the Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

December 2008 — November 2009	1.15% with respect to December 2008, plus an additional 1/12th of 1.45% for each month thereafter through November 2009

December 2009 — November 2010	2.60% with respect to December 2009, plus an additional 1/12th of 1.50% for each month thereafter through November 2010

December 2010 — November 2011	4.10% with respect to December 2010, plus an additional 1/12th of 1.20% for each month thereafter through November 2011

December 2011 — November 2012	5.30% with respect to December 2011, plus an additional 1/12th of 0.70% for each month thereafter through November 2012

December 2012 — November 2013	6.00% with respect to December 2012, plus an additional 1/12th of 0.05% for each month thereafter through November 2013

December 2013 and thereafter	6.05%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage
A	42.25%
M-1	54.32%
M-2	68.25%
M-3	84.95%
M-4	102.38%
M-5	123.80%
M-6	150.67%
M-7	194.76%
M-8	234.86%
M-9	290.37%
B	456.30%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in December 2026 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	14.70%	29.40%
Class M-2	11.70%	23.40%
Class M-3	9.40%	18.80%
Class M-4	7.80%	15.60%
Class M-5	6.45%	12.90%
Class M-6	5.30%	10.60%
Class M-7	4.10%	8.20%
Class M-8	3.40%	6.80%
Class M-9	2.75%	5.50%
Class B	1.75%	3.50%

The Initial Target Subordination Percentages will not be used, and the Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will not be used, to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in December 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.20% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal Distribution Amount for the Distribution Date),

(c) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(d) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in each of December 2006, January 2007 and February 2007, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for the related Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account and the Pre-Funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to each Mortgage Loan	Time to time

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be a per annum rate and will vary depending on the type of Mortgage Loan and whether the Mortgage Loan has had its first Adjustment Date, as shown in the table under “Servicing of the Mortgage Loans— Servicing Compensation and Payment of Expenses”. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.463% per annum before the respective initial Adjustment Dates (if any) and is 0.477% per annum on and after the respective initial Adjustment Dates (if any). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 2.00% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.14% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A) in an amount up to the Class A Principal Distribution Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A and Class 2-A Certificates, concurrently:

(i) to the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero, and

(ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the order described in clause (3) below), until the Certificate Principal Balance(s) thereof is/are reduced to zero,

(B) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Combined Class M-1, M-2 and M-3 Principal Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero,

(C) sequentially, to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(D) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $28,000,000, which is approximately 1.75% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(D), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for such Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). The Swap Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. Concurrently with the assignment of the Swap Contract, the Swap Contract Administrator and the Swap Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the “Swap Guarantor”) pursuant to a guaranty in favor of the Swap Contract Administrator (the “Swap Guaranty”).

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.20% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to such Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “ — Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “ — Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
December 2006	1,552,800,000
January 2007	1,538,860,627
February 2007	1,523,155,453
March 2007	1,505,703,258
April 2007	1,486,529,425
May 2007	1,465,665,968
June 2007	1,443,146,881
July 2007	1,419,506,025
August 2007	1,394,313,712
September 2007	1,368,205,545
October 2007	1,340,655,711
November 2007	1,311,583,716
December 2007	1,088,910,340
January 2008	1,062,374,204
February 2008	1,034,858,097
March 2008	1,006,441,217
April 2008	977,206,449
May 2008	947,629,667
June 2008	917,834,886
July 2008	889,063,261
August 2008	861,281,603
September 2008	834,457,833
October 2008	808,560,937
November 2008	783,560,937
December 2008	568,547,130
January 2009	540,064,127
February 2009	513,226,406
March 2009	487,938,524
April 2009	464,110,800
May 2009	441,658,956
June 2009	427,574,128
July 2009	414,009,660
August 2009	400,948,433
September 2009	388,373,927
October 2009	376,270,183
November 2009	364,151,313
December 2009	233,313,297
January 2010	228,818,537
February 2010	224,408,902
March 2010	220,082,794
April 2010	215,838,650
May 2010	211,674,934
June 2010	207,590,137
July 2010	203,582,777
August 2010	199,651,402
September 2010	195,794,591
October 2010	192,010,938
November 2010	188,299,071
December 2010	184,656,576
January 2011	181,082,842
February 2011	177,576,982
March 2011	174,137,719
April 2011	170,763,804
May 2011	167,454,010
June 2011	164,207,132
July 2011	161,021,984
August 2011	157,896,768
September 2011	154,831,005
October 2011	151,823,581
November 2011	148,873,395

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less 3% of the shareholders’ equity of Lehman Brothers Holdings Inc. which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Lehman Brothers Holdings Inc. (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the ISDA Master Agreement because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent (such consent not to be unreasonably withheld) of the Swap Counterparty,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and (i) at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and the ISDA Master Agreement and/or (ii) an eligible guarantor has made an offer to provide an unconditional and irrevocable guarantee of the Swap Counterparty’s present and future obligations under the Swap Contract and the ISDA Master Agreement, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap Guarantor in respect of their respective obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Guaranty, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate Certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “—Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in December 2016 up to and including the Distribution Date in November 2036, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in December 2016 up to and including the Distribution Date in November 2036 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for such Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to such Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
December 2016	51,038,239
January 2017	50,332,260
February 2017	49,635,749
March 2017	48,948,708
April 2017	48,271,009
May 2017	47,602,525
June 2017	46,943,133
July 2017	46,292,708
August 2017	45,651,131
September 2017	45,018,281
October 2017	44,394,041
November 2017	43,778,293
December 2017	43,170,924
January 2018	42,571,820
February 2018	41,980,869
March 2018	41,397,961
April 2018	40,822,987
May 2018	40,255,840
June 2018	39,696,415
July 2018	39,144,607
August 2018	38,600,312
September 2018	38,063,430
October 2018	37,533,859
November 2018	37,011,502
December 2018	36,496,260
January 2019	35,988,038
February 2019	35,486,740
March 2019	34,992,273
April 2019	34,504,545
May 2019	34,023,463
June 2019	33,548,939
July 2019	33,080,884
August 2019	32,619,210
September 2019	32,163,830
October 2019	31,714,660
November 2019	31,271,616
December 2019	30,834,615
January 2020	30,403,575
February 2020	29,978,415
March 2020	29,559,056
April 2020	29,145,419
May 2020	28,737,427
June 2020	28,335,003
July 2020	27,938,073
August 2020	27,546,561
September 2020	27,160,395
October 2020	26,779,502
November 2020	26,403,810
December 2020	26,033,250
January 2021	25,667,751
February 2021	25,307,246
March 2021	24,951,667
April 2021	24,600,946
May 2021	24,255,019
June 2021	23,913,820
July 2021	23,577,285
August 2021	23,245,352
September 2021	22,917,957
October 2021	22,595,039
November 2021	22,276,538
December 2021	21,962,395
January 2022	21,652,548
February 2022	21,346,942
March 2022	21,045,518
April 2022	20,748,219
May 2022	20,454,990
June 2022	20,165,775
July 2022	19,880,521
August 2022	19,599,173
September 2022	19,321,678
October 2022	19,047,985
November 2022	18,778,042
December 2022	18,511,797
January 2023	18,249,202
February 2023	17,990,205
March 2023	17,734,760
April 2023	17,482,816
May 2023	17,234,328
June 2023	16,989,248
July 2023	16,747,530
August 2023	16,509,128
September 2023	16,273,997
October 2023	16,042,093
November 2023	15,813,373
December 2023	15,587,793
January 2024	15,365,310
February 2024	15,145,882
March 2024	14,929,469
April 2024	14,716,028
May 2024	14,505,521
June 2024	14,297,906
July 2024	14,093,145
August 2024	13,891,199
September 2024	13,692,030
October 2024	13,495,600
November 2024	13,301,872
December 2024	13,110,809
January 2025	12,922,376
February 2025	12,736,536
March 2025	12,553,253
April 2025	12,372,495
May 2025	12,194,225
June 2025	12,018,411
July 2025	11,845,019
August 2025	11,674,017
September 2025	11,505,370
October 2025	11,339,049
November 2025	11,175,021
December 2025	11,013,254
January 2026	10,853,719
February 2026	10,696,385
March 2026	10,541,222
April 2026	10,388,200
May 2026	10,237,291
June 2026	10,088,466
July 2026	9,941,696
August 2026	9,796,953
September 2026	9,654,210
October 2026	9,513,440
November 2026	9,374,616
December 2026	9,237,711
January 2027	9,102,699
February 2027	8,969,556
March 2027	8,838,254
April 2027	8,708,769
May 2027	8,581,077
June 2027	8,455,153
July 2027	8,330,972
August 2027	8,208,512
September 2027	8,087,749
October 2027	7,968,659
November 2027	7,851,221
December 2027	7,735,411
January 2028	7,621,207
February 2028	7,508,587
March 2028	7,397,531
April 2028	7,288,016
May 2028	7,180,021
June 2028	7,073,527
July 2028	6,968,512
August 2028	6,864,956
September 2028	6,762,840
October 2028	6,662,143
November 2028	6,562,847
December 2028	6,464,933
January 2029	6,368,381
February 2029	6,273,172
March 2029	6,179,290
April 2029	6,086,715
May 2029	5,995,430
June 2029	5,905,417
July 2029	5,816,659
August 2029	5,729,139
September 2029	5,642,839
October 2029	5,557,744
November 2029	5,473,836
December 2029	5,391,100
January 2030	5,309,520
February 2030	5,229,079
March 2030	5,149,762
April 2030	5,071,555
May 2030	4,994,441
June 2030	4,918,406
July 2030	4,843,435
August 2030	4,769,514
September 2030	4,696,628
October 2030	4,624,763
November 2030	4,553,905
December 2030	4,484,040
January 2031	4,415,155
February 2031	4,347,237
March 2031	4,280,272
April 2031	4,214,247
May 2031	4,149,149
June 2031	4,084,966
July 2031	4,021,685
August 2031	3,959,294
September 2031	3,897,781
October 2031	3,837,133
November 2031	3,777,339
December 2031	3,718,387
January 2032	3,660,265
February 2032	3,602,963
March 2032	3,546,469
April 2032	3,490,771
May 2032	3,435,860
June 2032	3,381,724
July 2032	3,328,352
August 2032	3,275,735
September 2032	3,223,861
October 2032	3,172,722
November 2032	3,122,305
December 2032	3,072,603
January 2033	3,023,604
February 2033	2,975,299
March 2033	2,927,679
April 2033	2,880,735
May 2033	2,834,456
June 2033	2,788,835
July 2033	2,743,861
August 2033	2,699,526
September 2033	2,655,822
October 2033	2,612,739
November 2033	2,570,269
December 2033	2,528,404
January 2034	2,487,135
February 2034	2,446,454
March 2034	2,406,353
April 2034	2,366,825
May 2034	2,327,860
June 2034	2,289,452
July 2034	2,251,593
August 2034	2,214,275
September 2034	2,177,491
October 2034	2,141,233
November 2034	2,105,495
December 2034	2,070,269
January 2035	2,035,548
February 2035	2,001,324
March 2035	1,967,592
April 2035	1,934,345
May 2035	1,901,575
June 2035	1,869,277
July 2035	1,837,443
August 2035	1,806,067
September 2035	1,775,144
October 2035	1,744,666
November 2035	1,714,628
December 2035	1,685,024
January 2036	1,655,847
February 2036	1,627,091
March 2036	1,598,752
April 2036	1,570,823
May 2036	1,543,298
June 2036	1,516,172
July 2036	1,489,439
August 2036	1,463,094
September 2036	1,437,132
October 2036	1,411,547
November 2036	1,386,334

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in December 2016 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) and (iii) $27,848,560.

On each Distribution Date beginning on the Distribution Date in December 2026 up to and including the Distribution Date in November 2036, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in November 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	14	$3,402,425	0.57%	$243,030	7.486%	359.41	542	74.5%
40-Year 6-month LIBOR	1	85,483	0.01	85,483	9.200	479.00	615	90.0
2/28 6-month LIBOR	1,420	219,678,348	36.67	154,703	8.859	359.52	585	79.1
2/38 6-month LIBOR	466	96,495,857	16.11	207,073	8.512	479.67	580	76.7
2/28 6-month LIBOR - 120-month Interest Only	1	120,000	0.02	120,000	9.100	360.00	588	80.0
2/28 6-month LIBOR - 24-month Interest Only	1	261,000	0.04	261,000	8.100	353.00	607	90.0
2/28 6-month LIBOR - 60-month Interest Only	457	98,986,627	16.52	216,601	7.748	359.55	618	81.7
2/28 6-month LIBOR - 40/30-Year Balloon	3	434,350	0.07	144,783	9.691	360.00	538	70.8
3/27 6-month LIBOR	65	10,360,118	1.73	159,386	8.597	358.77	595	79.9
3/37 6-month LIBOR	10	1,933,779	0.32	193,378	8.474	479.73	580	77.6
3/27 6-month LIBOR - 36-month Interest Only	2	205,974	0.03	102,987	8.498	345.13	618	100.0
3/27 6-month LIBOR - 60-month Interest Only	25	6,456,011	1.08	258,240	7.331	359.18	624	83.2
3/37 12-month LIBOR - 120-month Interest Only	1	194,750	0.03	194,750	7.125	358.00	673	95.0
3/27 6-month LIBOR - 40/30-Year Balloon	1	249,600	0.04	249,600	7.750	360.00	574	79.6
5/25 6-month LIBOR	24	4,401,013	0.73	183,376	7.984	359.79	620	81.0
5/35 6-month LIBOR	10	2,110,589	0.35	211,059	8.070	479.67	644	84.0
5/25 6-month LIBOR - 120-month Interest Only	16	3,520,163	0.59	220,010	7.395	359.88	629	81.5
5/25 6-month LIBOR - 60-month Interest Only	1	412,500	0.07	412,500	7.600	358.00	629	75.0
10-Year Fixed	5	579,089	0.10	115,818	7.599	119.30	626	59.7
15-Year Fixed	48	4,815,668	0.80	100,326	8.177	175.58	600	70.0
15-Year Fixed - Credit Comeback	8	1,047,304	0.17	130,913	8.421	172.95	574	77.2
20-Year Fixed	11	1,236,024	0.21	112,366	8.076	238.16	627	83.0
25-Year Fixed	2	154,031	0.03	77,015	8.161	299.00	561	73.7
30-Year Fixed	644	99,116,360	16.54	153,907	8.538	358.66	591	74.1
30-Year Fixed - Credit Comeback	70	10,611,279	1.77	151,590	9.051	358.35	591	72.8
40-Year Fixed	109	20,156,593	3.36	184,923	8.316	479.49	600	74.1
40-Year Fixed - Credit Comeback	4	592,959	0.10	148,240	9.457	479.10	533	71.3
30-Year Fixed - 60-month Interest Only	45	10,810,059	1.80	240,224	7.445	359.45	629	76.9
30/15-Year Fixed Balloon	5	412,002	0.07	82,400	11.396	144.03	561	81.7
40/30-Year Fixed Balloon	2	235,684	0.04	117,842	8.199	359.53	652	84.8
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	2,031	$348,682,880	58.20%	$171,680	8.465%	359.49	596	79.9%
ARM 480	487	100,625,707	16.80	206,624	8.503	479.67	582	76.8
Fixed 120	5	579,089	0.10	115,818	7.599	119.30	626	59.7
Fixed 180	61	6,274,974	1.05	102,868	8.429	173.07	593	72.0
Fixed 240	11	1,236,024	0.21	112,366	8.076	238.16	627	83.0
Fixed 300	2	154,031	0.03	77,015	8.161	299.00	561	73.7
Fixed 360	761	120,773,382	20.16	158,704	8.485	358.70	595	74.2
Fixed 480	113	20,749,552	3.46	183,624	8.348	479.48	598	74.0
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	10	$186,370	0.03%	$18,637	11.205%	221.61	608	65.1%
$25,000.01 - $50,000.00	56	2,530,195	0.42	45,182	10.624	330.20	588	66.9
$50,000.01 - $75,000.00	320	20,274,338	3.38	63,357	9.866	353.56	593	78.4
$75,000.01 - $100,000.00	440	38,759,274	6.47	88,089	9.204	364.69	593	78.7
$100,000.01 - $150,000.00	856	106,036,179	17.70	123,874	8.916	375.71	589	78.1
$150,000.01 - $200,000.00	684	119,158,831	19.89	174,209	8.515	382.51	592	77.6
$200,000.01 - $250,000.00	426	95,738,216	15.98	224,738	8.291	386.18	591	77.6
$250,000.01 - $300,000.00	303	83,192,385	13.89	274,562	8.191	384.08	597	78.4
$300,000.01 - $350,000.00	206	66,643,159	11.12	323,510	7.905	385.79	598	78.1
$350,000.01 - $400,000.00	130	48,633,509	8.12	374,104	7.886	394.38	594	77.4
$400,000.01 - $450,000.00	27	11,101,878	1.85	411,181	7.703	390.47	591	79.3
$450,000.01 - $500,000.00	8	3,815,204	0.64	476,900	7.872	390.12	635	80.8
$500,000.01 - $550,000.00	2	1,050,000	0.18	525,000	10.144	420.57	560	80.8
$550,000.01 - $600,000.00	1	598,000	0.10	598,000	9.450	360.00	622	89.9
$600,000.01 - $650,000.00	1	624,601	0.10	624,601	8.250	359.00	670	56.8
$700,000.01 - $750,000.00	1	733,500	0.12	733,500	7.400	359.00	608	75.0
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	54	$6,122,239	1.02%	$113,375	9.492%	352.79	582	85.1%
Alaska	10	1,986,500	0.33	198,650	8.013	369.17	646	85.0
Arizona	174	32,000,266	5.34	183,910	8.410	395.97	598	80.5
Arkansas	17	1,604,248	0.27	94,368	9.526	345.29	601	84.7
California	337	90,812,983	15.16	269,475	7.700	398.92	598	72.8
Colorado	50	9,049,205	1.51	180,984	8.405	380.53	596	82.4
Connecticut	44	8,199,283	1.37	186,347	8.788	382.66	588	83.7
Delaware	12	2,290,705	0.38	190,892	8.883	391.16	567	83.9
District of Columbia	20	4,751,285	0.79	237,564	8.305	402.12	561	66.5
Florida	430	75,731,862	12.64	176,121	8.504	382.21	590	76.8
Georgia	176	24,164,117	4.03	137,296	9.084	370.13	606	83.2
Hawaii	17	5,861,556	0.98	344,797	8.263	388.95	602	78.4
Idaho	23	4,028,607	0.67	175,157	8.844	392.15	605	83.3
Illinois	135	23,843,908	3.98	176,622	8.690	376.60	597	80.3
Indiana	49	4,990,456	0.83	101,846	9.253	364.50	598	84.8
Iowa	29	2,745,643	0.46	94,677	9.430	361.21	613	82.2
Kansas	26	2,411,502	0.40	92,750	9.480	349.59	608	82.7
Kentucky	26	2,772,494	0.46	106,634	9.526	364.02	587	83.0
Louisiana	51	6,157,097	1.03	120,727	8.938	353.28	581	84.7
Maine	5	792,841	0.13	158,568	8.730	330.18	570	81.0
Maryland	140	27,290,072	4.56	194,929	8.361	380.86	587	75.3
Massachusetts	95	21,663,444	3.62	228,036	8.205	383.34	582	73.7
Michigan	109	12,429,616	2.07	114,033	9.244	362.83	598	81.0
Minnesota	37	6,407,571	1.07	173,178	8.563	389.62	608	82.1
Mississippi	21	2,186,797	0.37	104,133	9.016	358.71	585	86.4
Missouri	57	5,767,192	0.96	101,179	9.536	373.06	592	81.9
Montana	19	3,411,222	0.57	179,538	9.085	373.71	562	76.8
Nebraska	8	731,996	0.12	91,499	9.748	359.74	587	87.7
Nevada	49	10,237,447	1.71	208,927	7.976	386.92	597	77.4
New Hampshire	15	3,333,865	0.56	222,258	7.908	381.63	599	81.1
New Jersey	106	23,345,836	3.90	220,244	8.369	375.13	595	77.5
New Mexico	31	4,139,185	0.69	133,522	9.354	376.85	582	77.7
New York	116	29,476,650	4.92	254,109	8.032	384.42	589	72.0
North Carolina	83	11,653,576	1.95	140,405	9.316	374.66	585	79.3
North Dakota	3	246,500	0.04	82,167	9.691	406.00	529	77.7
Ohio	55	6,243,097	1.04	113,511	9.223	360.82	598	85.3
Oklahoma	17	1,532,717	0.26	90,160	9.718	370.24	595	86.3
Oregon	72	13,951,553	2.33	193,772	8.209	396.43	602	80.0
Pennsylvania	93	11,583,677	1.93	124,556	8.984	376.82	594	81.6
Rhode Island	15	2,940,282	0.49	196,019	8.044	375.83	588	76.1
South Carolina	33	4,161,620	0.69	126,110	9.135	384.49	583	83.1
South Dakota	2	218,000	0.04	109,000	9.396	360.00	524	72.5
Tennessee	56	5,689,509	0.95	101,598	9.375	368.18	583	84.7
Texas	236	26,140,544	4.36	110,765	8.717	344.20	591	77.6
Utah	44	7,155,094	1.19	162,616	8.582	377.25	601	81.6
Vermont	8	1,097,930	0.18	137,241	8.153	375.58	582	74.7
Virginia	100	17,961,492	3.00	179,615	8.386	387.56	584	78.2
Washington	96	18,951,801	3.16	197,415	8.092	390.67	597	80.1
West Virginia	20	1,998,253	0.33	99,913	9.291	359.27	594	75.1
Wisconsin	43	5,676,734	0.95	132,017	9.419	369.52	590	81.3
Wyoming	7	1,135,566	0.19	162,224	8.341	359.59	614	80.9
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	168	$22,359,875	3.73%	$133,094	8.423%	379.81	572	40.0%
50.01 - 55.00	84	14,732,552	2.46	175,388	8.048	384.62	572	52.7
55.01 - 60.00	104	18,668,648	3.12	179,506	8.030	380.61	579	58.2
60.01 - 65.00	163	30,685,886	5.12	188,257	8.281	401.07	569	63.2
65.01 - 70.00	276	50,862,172	8.49	184,283	8.264	388.68	578	68.5
70.01 - 75.00	346	65,967,562	11.01	190,658	8.425	379.59	576	73.9
75.01 - 80.00	1,019	171,349,708	28.60	168,155	8.309	375.65	602	79.4
80.01 - 85.00	414	75,880,795	12.67	183,287	8.458	384.47	589	84.2
85.01 - 90.00	533	95,034,333	15.86	178,301	8.702	383.79	611	89.5
90.01 - 95.00	266	41,881,604	6.99	157,450	9.176	374.70	603	94.7
95.01 - 100.00	98	11,652,505	1.95	118,903	9.449	368.37	640	99.6
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	162	$21,190,457	3.54%	$130,805	8.420%	377.87	573	39.7%
50.01 - 55.00	83	14,444,516	2.41	174,030	8.043	385.01	572	52.7
55.01 - 60.00	105	18,935,148	3.16	180,335	8.066	380.32	578	58.1
60.01 - 65.00	160	30,142,886	5.03	188,393	8.270	401.25	569	63.2
65.01 - 70.00	273	50,159,781	8.37	183,735	8.258	388.73	578	68.4
70.01 - 75.00	332	64,245,730	10.72	193,511	8.428	380.16	574	73.8
75.01 - 80.00	614	113,459,013	18.94	184,787	8.337	377.11	586	79.1
80.01 - 85.00	413	75,593,099	12.62	183,034	8.440	383.66	590	84.0
85.01 - 90.00	535	95,591,701	15.96	178,676	8.705	384.08	611	89.4
90.01 - 95.00	280	44,870,941	7.49	160,253	9.114	374.10	603	93.6
95.01 - 100.00	514	70,442,367	11.76	137,047	8.469	373.42	633	83.1
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 4.500	1	$25,000	(1)	$25,000	4.500%	360.00	593	35.7%
5.001 - 5.500	4	1,188,045	0.20%	297,011	5.406	359.85	581	76.3
5.501 - 6.000	23	6,125,736	1.02	266,336	5.853	375.82	622	69.7
6.001 - 6.500	77	20,671,912	3.45	268,466	6.384	370.99	616	74.1
6.501 - 7.000	236	55,420,776	9.25	234,834	6.841	375.85	614	73.6
7.001 - 7.500	330	68,364,805	11.41	207,166	7.334	382.27	609	75.6
7.501 - 8.000	485	97,019,528	16.19	200,040	7.799	384.58	608	77.9
8.001 - 8.500	443	78,965,914	13.18	178,253	8.302	379.29	597	78.1
8.501 - 9.000	517	87,745,379	14.65	169,720	8.790	386.83	586	78.5
9.001 - 9.500	409	63,115,290	10.54	154,316	9.308	381.10	580	80.6
9.501 - 10.000	415	57,153,817	9.54	137,720	9.784	383.46	571	80.7
10.001 - 10.500	191	23,471,809	3.92	122,889	10.267	379.84	578	82.1
10.501 - 11.000	155	19,941,025	3.33	128,652	10.776	379.51	562	80.6
11.001 - 11.500	82	9,163,744	1.53	111,753	11.298	373.28	558	79.0
11.501 - 12.000	61	6,611,899	1.10	108,392	11.813	372.95	544	76.0
12.001 - 12.500	24	2,841,569	0.47	118,399	12.314	368.58	551	78.7
12.501 - 13.000	8	863,871	0.14	107,984	12.618	347.37	529	80.0
13.001 - 13.500	2	67,733	0.01	33,867	13.500	288.81	538	86.4
13.501 - 14.000	3	124,520	0.02	41,507	13.773	295.85	618	84.5
Greater than 14.000	5	193,267	0.03	38,653	14.495	314.58	601	88.5
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%
____________
(1) Less than 0.01%.

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,746	$460,817,130	76.92%	$167,814	8.493%	382.40	591	77.9%
Planned Unit Development	437	84,649,282	14.13	193,705	8.342	375.13	596	78.4
Low-Rise Condominium	176	27,786,541	4.64	157,878	8.670	380.01	607	80.6
Two Family Home	89	20,005,279	3.34	224,778	8.182	383.66	604	74.4
Three Family Home	13	3,596,685	0.60	276,668	8.217	374.82	618	66.8
High-Rise Condominium	8	1,352,285	0.23	169,036	9.859	382.39	612	88.2
Four Family Home	2	868,437	0.14	434,219	7.765	359.00	611	77.3
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	2,530	$474,740,983	79.25%	$187,645	8.359%	382.12	589	76.4%
Purchase	732	89,570,098	14.95	122,364	9.063	380.66	618	85.8
Refinance - Rate/Term	209	34,764,557	5.80	166,338	8.446	370.45	594	78.9
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	3,262	$567,386,879	94.71%	$173,938	8.430%	380.87	591	77.7%
Investment Property	162	24,324,866	4.06	150,153	9.174	392.97	637	82.1
Second Home	47	7,363,893	1.23	156,679	9.155	369.66	631	81.9
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	18	$1,055,188	0.18%	$58,622	9.003%	112.86	619	68.0%
121 - 180	48	5,798,875	0.97	120,810	8.242	178.66	591	71.5
181 - 300	27	2,092,353	0.35	77,495	8.975	255.77	607	75.4
301 - 360	2,778	468,753,963	78.25	168,738	8.467	359.41	595	78.5
Greater than 360	600	121,375,259	20.26	202,292	8.477	479.64	584	76.4
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,378	$384,767,262	64.23%	$161,803	8.316%	378.44	589	79.0%
Stated Income	1,093	214,308,376	35.77	196,074	8.744	386.22	602	76.1
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
781 - 800	8	$1,407,799	0.23%	$175,975	7.810%	370.64	786	79.9%
761 - 780	7	1,054,706	0.18	150,672	7.077	347.94	772	78.3
741 - 760	6	758,965	0.13	126,494	8.985	359.79	748	87.6
721 - 740	20	3,411,972	0.57	170,599	8.089	393.56	730	84.2
701 - 720	33	6,567,026	1.10	199,001	7.795	371.18	709	84.6
681 - 700	73	11,843,847	1.98	162,244	8.202	384.59	688	83.3
661 - 680	158	30,012,841	5.01	189,955	7.766	373.34	669	79.2
641 - 660	268	47,378,346	7.91	176,785	8.043	376.61	650	81.4
621 - 640	386	67,127,411	11.21	173,905	8.044	373.26	629	80.8
601 - 620	538	97,515,320	16.28	181,255	8.158	382.00	610	79.4
581 - 600	515	86,071,604	14.37	167,129	8.448	378.70	590	80.0
561 - 580	490	82,101,271	13.70	167,554	8.577	379.14	571	77.2
541 - 560	401	68,296,226	11.40	170,315	8.711	388.00	550	75.2
521 - 540	310	50,506,315	8.43	162,924	9.208	389.53	531	72.5
501 - 520	247	43,635,915	7.28	176,664	9.580	392.02	511	70.8
500 or Less	11	1,386,074	0.23	126,007	9.892	380.32	499	68.5
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,710	$465,336,979	77.68%	$171,711	8.351%	379.26	602	79.8%
A-	208	37,450,101	6.25	180,049	8.607	375.50	573	76.6
B	298	52,901,238	8.83	177,521	8.832	390.92	564	72.2
C	195	34,240,216	5.72	175,591	9.108	396.20	552	67.5
C-	25	3,684,924	0.62	147,397	9.394	395.56	573	70.6
D	35	5,462,181	0.91	156,062	9.464	389.84	544	56.9
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,211	$195,930,157	32.71%	$161,792	8.791%	373.80	593	77.7%
6	2	350,400	0.06	175,200	8.591	359.29	634	80.5
12	172	38,611,973	6.45	224,488	8.281	385.08	593	73.3
24	1,644	291,331,649	48.63	177,209	8.342	387.73	590	79.2
30	2	532,971	0.09	266,485	8.082	354.53	565	45.2
36	440	72,318,489	12.07	164,360	8.213	373.36	607	76.4
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjust-ment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	15	$3,487,908	0.78%	$232,527	7.528%	362.34	544	74.9%
7 - 12	9	7	589,359	0.13	84,194	7.798	345.41	591	93.7
13 - 18	17	8	1,387,351	0.31	173,419	8.908	360.98	574	87.6
19 - 24	24	2,340	414,727,011	92.30	177,234	8.514	387.47	592	79.1
25 - 31	27	2	247,413	0.06	123,706	9.239	350.73	623	93.2
32 - 37	36	95	18,425,281	4.10	193,950	8.112	372.11	604	80.5
38 or Greater	60	51	10,444,265	2.32	204,790	7.788	383.98	628	81.5
Total/Avg./Wtd. Avg.		2,518	$449,308,587	100.00%

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	3	$849,873	0.19%	$283,291	8.186%	358.74	607	91.1%
3.001 - 4.000	17	2,896,003	0.64	170,353	8.465	374.66	577	74.5
4.001 - 5.000	54	10,345,342	2.30	191,580	7.712	371.39	601	77.5
5.001 - 6.000	338	66,426,678	14.78	196,529	7.964	386.22	603	76.5
6.001 - 7.000	1,518	272,461,113	60.64	179,487	8.352	387.21	592	79.2
7.001 - 8.000	497	84,673,390	18.85	170,369	9.152	388.17	586	81.0
8.001 - 9.000	68	9,903,498	2.20	145,640	9.906	375.56	586	82.9
9.001 - 10.000	23	1,752,689	0.39	76,204	10.606	365.19	605	90.4
Total/Avg./Wtd. Avg.	2,518	$449,308,587	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.585%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	3	$613,500	0.14%	$204,500	6.746%	395.98	613	69.7%
12.001 - 12.500	6	1,888,574	0.42	314,762	5.789	382.72	602	76.2
12.501 - 13.000	31	7,681,318	1.71	247,784	6.223	375.82	626	73.4
13.001 - 13.500	98	23,963,829	5.33	244,529	6.697	376.72	610	74.9
13.501 - 14.000	190	43,849,165	9.76	230,785	7.067	381.80	605	75.7
14.001 - 14.500	230	49,272,841	10.97	214,230	7.531	386.07	608	78.2
14.501 - 15.000	371	73,847,576	16.44	199,050	7.976	391.19	603	78.8
15.001 - 15.500	327	58,701,427	13.06	179,515	8.457	389.42	593	79.7
15.501 - 16.000	392	67,410,707	15.00	171,966	8.922	391.77	582	80.1
16.001 - 16.500	292	46,665,540	10.39	159,813	9.368	382.40	582	81.9
16.501 - 17.000	271	37,070,867	8.25	136,793	9.812	385.74	572	81.2
17.001 - 17.500	127	16,274,678	3.62	128,147	10.291	382.68	577	82.7
17.501 - 18.000	89	11,700,390	2.60	131,465	10.776	390.62	574	83.0
18.001 - 18.500	42	4,367,933	0.97	103,998	11.313	363.43	573	83.4
18.501 - 19.000	32	3,987,767	0.89	124,618	11.806	379.77	545	74.5
19.001 - 19.500	11	1,598,364	0.36	145,306	12.360	387.84	565	81.4
Greater than 19.500	6	414,109	0.09	69,018	13.236	359.64	580	94.7
Total/Avg./Wtd. Avg.	2,518	$449,308,587	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.318%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	18	$4,000,454	0.89%	$222,247	7.750%	364.86	541	73.8%
1.500	1,996	356,329,463	79.31	178,522	8.471	386.57	593	79.4
2.000	10	1,706,105	0.38	170,611	8.460	368.73	612	83.5
3.000	491	86,398,752	19.23	175,965	8.524	387.33	594	79.0
6.000	2	510,021	0.11	255,011	7.442	359.00	588	62.9
7.000	1	363,791	0.08	363,791	8.750	359.00	601	79.1
Total/Avg./Wtd. Avg.	2,518	$449,308,587	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.795%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	445	$78,604,097	17.49%	$176,638	8.528%	387.08	588	78.3%
1.500	2,072	370,509,740	82.46	178,817	8.463	386.28	593	79.4
2.000	1	194,750	0.04	194,750	7.125	358.00	673	95.0
Total/Avg./Wtd. Avg.	2,518	$449,308,587	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.413%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	24	$6,342,681	1.41%	$264,278	5.747%	370.55	612	72.1%
6.001 - 7.000	212	52,989,142	11.79	249,949	6.690	379.54	610	75.2
7.001 - 8.000	568	118,246,754	26.32	208,181	7.615	388.07	608	78.3
8.001 - 9.000	718	130,957,621	29.15	182,392	8.565	390.95	590	79.6
9.001 - 10.000	656	98,030,308	21.82	149,436	9.526	384.66	576	81.3
Greater than 10.000	340	42,742,080	9.51	125,712	10.773	382.72	572	82.1
Total/Avg./Wtd. Avg.	2,518	$449,308,587	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.477%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
January 2007	1	$191,505	0.04%	$191,505	8.250%	356.00	567	80.0%
April 2007	6	1,328,153	0.30	221,359	8.283	366.72	540	75.4
May 2007	8	1,968,250	0.44	246,031	6.949	360.00	544	74.0
July 2007	2	162,588	0.04	81,294	7.356	344.00	615	90.0
August 2007	2	123,694	0.03	61,847	8.762	345.00	539	89.0
September 2007	2	202,357	0.05	101,178	8.272	346.00	613	96.3
October 2007	1	100,719	0.02	100,719	6.375	347.00	574	100.0
February 2008	1	59,825	0.01	59,825	11.625	351.00	525	75.0
March 2008	4	761,636	0.17	190,409	9.002	352.00	566	91.4
April 2008	2	358,889	0.08	179,445	8.636	385.73	579	80.3
May 2008	1	207,000	0.05	207,000	8.250	354.00	606	90.0
June 2008	5	741,090	0.16	148,218	8.377	355.00	575	68.4
July 2008	4	479,583	0.11	119,896	8.421	350.26	658	89.6
August 2008	20	3,455,787	0.77	172,789	9.576	360.20	588	80.9
September 2008	54	8,034,269	1.79	148,783	9.009	371.26	593	77.3
October 2008	765	136,669,436	30.42	178,653	8.587	384.65	592	79.8
November 2008	1,142	206,527,223	45.97	180,847	8.443	390.77	593	78.9
December 2008	350	58,819,624	13.09	168,056	8.467	386.96	588	78.4
January 2009	1	157,700	0.04	157,700	8.450	350.00	660	95.0
March 2009	1	89,713	0.02	89,713	10.625	352.00	557	90.0
August 2009	2	207,652	0.05	103,826	8.950	357.00	612	80.0
September 2009	11	1,815,143	0.40	165,013	8.346	358.00	615	84.3
October 2009	23	4,638,103	1.03	201,657	8.195	372.58	595	83.9
November 2009	43	7,959,583	1.77	185,107	8.201	368.43	603	80.2
December 2009	16	3,804,800	0.85	237,800	7.669	386.80	611	75.2
September 2011	1	412,500	0.09	412,500	7.600	358.00	629	75.0
October 2011	10	2,033,882	0.45	203,388	7.534	399.75	626	81.9
November 2011	32	6,537,883	1.46	204,309	7.971	384.26	630	82.9
December 2011	8	1,460,000	0.32	182,500	7.373	368.05	624	76.6
Total/Avg./Wtd. Avg.	2,518	$449,308,587	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is November 2008.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,922	$478,108,554	79.81%	$163,624	8.667%	386.72	587	77.1%
24	1	261,000	0.04	261,000	8.100	353.00	607	90.0
36	2	205,974	0.03	102,987	8.498	345.13	618	100.0
60	528	116,665,197	19.47	220,957	7.696	359.51	620	81.3
120	18	3,834,913	0.64	213,051	7.435	359.79	630	82.2
Total/Avg./Wtd. Avg.	3,471	$599,075,638	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	4	$1,530,328	0.23%	$382,582	7.921%	359.76	560	83.2%
2/28 6-month LIBOR	709	134,750,317	20.60	190,057	8.729	359.45	618	83.7
2/38 6-month LIBOR	179	52,473,329	8.02	293,147	8.613	479.60	609	83.4
2/28 6-month LIBOR - 120-month Interest Only	5	1,197,632	0.18	239,526	7.188	357.90	776	77.5
2/28 6-month LIBOR - 24-month Interest Only	1	34,400	0.01	34,400	8.000	358.00	703	80.0
2/28 6-month LIBOR - 60-month Interest Only	507	150,318,322	22.98	296,486	7.834	359.32	645	82.2
2/28 6-month LIBOR - 84-month Interest Only	13	3,333,297	0.51	256,407	8.128	355.36	660	88.0
2/28 6-month LIBOR - 40/30-Year Balloon	5	1,773,713	0.27	354,743	8.794	359.04	647	77.4
3/37 12-month LIBOR	1	578,929	0.09	578,929	7.750	358.00	605	75.0
3/27 6-month LIBOR	31	6,239,534	0.95	201,275	8.183	357.74	638	84.6
3/37 6-month LIBOR	6	1,694,475	0.26	282,413	7.240	479.03	614	80.1
3/27 6-month LIBOR - 120-month Interest Only	22	6,456,626	0.99	293,483	7.513	357.49	713	80.7
3/27 6-month LIBOR - 60-month Interest Only	21	7,374,967	1.13	351,189	7.235	359.09	663	81.0
3/27 6-month LIBOR - 84-month Interest Only	2	413,567	0.06	206,783	7.591	355.35	699	88.3
3/27 12-month LIBOR - 120-month Interest Only	1	292,520	0.04	292,520	7.375	360.00	658	80.0
3/27 12-month LIBOR - 36-month Interest Only	3	698,717	0.11	232,906	7.235	357.41	705	79.8
5/25 12-month LIBOR	6	2,133,721	0.33	355,620	7.930	359.66	677	82.7
5/25 6-month LIBOR	26	5,476,243	0.84	210,625	7.858	359.22	633	75.9
5/35 6-month LIBOR	6	2,525,230	0.39	420,872	7.058	479.84	649	77.6
5/35 12-month LIBOR	3	574,650	0.09	191,550	7.082	479.62	689	84.6
5/25 6-month LIBOR - 120- month Interest Only	221	54,920,913	8.40	248,511	7.424	359.01	689	79.6
5/25 12-month LIBOR - 120-month Interest Only	41	13,152,227	2.01	320,786	7.409	359.96	730	79.8
5/25 12-month LIBOR - 60-month Interest Only	3	748,300	0.11	249,433	7.147	359.29	696	87.1
5/35 12-month LIBOR - 120-month Interest Only	6	1,397,785	0.21	232,964	7.031	480.00	703	78.7
7/23 12-month LIBOR - 120-month Interest Only	2	996,750	0.15	498,375	7.761	360.00	745	83.8
7/23 6-month LIBOR - 120-month Interest Only	3	588,271	0.09	196,090	7.900	358.00	672	76.4
10/20 6-month LIBOR	2	494,932	0.08	247,466	8.375	358.00	726	81.5
10/20 12-month LIBOR - 120-month Interest Only	3	4,086,000	0.62	1,362,000	7.899	358.66	648	79.9
10-Year Fixed	2	106,023	0.02	53,011	10.428	119.53	570	53.6
15-Year Fixed	30	2,787,888	0.43	92,930	8.137	165.82	611	72.2
15-Year Fixed - Credit Comeback	10	773,577	0.12	77,358	8.782	145.92	610	80.8
20-Year Fixed	13	2,056,752	0.31	158,212	7.708	235.30	598	68.1
25-Year Fixed	4	491,500	0.08	122,875	8.956	300.00	580	73.3
30-Year Fixed	622	112,710,585	17.23	181,207	7.789	357.44	607	76.0
30-Year Fixed - Credit Comeback	127	20,657,942	3.16	162,661	8.846	355.06	594	79.5
40-Year Fixed	110	26,743,986	4.09	243,127	7.533	479.49	596	74.6
40-Year Fixed - Credit Comeback	17	3,363,737	0.51	197,867	8.606	479.55	581	80.3
30-Year Fixed - 60-month Interest Only	91	27,705,373	4.24	304,455	7.085	359.26	630	78.8
30/15-Year Fixed Balloon	9	519,131	0.08	57,681	9.999	109.47	601	76.5
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,632	$397,590,225	60.78%	$243,621	8.060%	359.23	647	82.2%
ARM 480	200	58,665,470	8.97	293,327	8.454	479.60	614	82.9
Fixed 120	2	106,023	0.02	53,011	10.428	119.53	570	53.6
Fixed 180	49	4,080,596	0.62	83,277	8.496	154.88	610	74.4
Fixed 240	13	2,056,752	0.31	158,212	7.708	235.30	598	68.1
Fixed 300	4	491,500	0.08	122,875	8.956	300.00	580	73.3
Fixed 360	840	161,073,900	24.62	191,755	7.803	357.45	609	76.9
Fixed 480	127	30,107,724	4.60	237,069	7.653	479.50	594	75.3
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	6	$113,172	0.02%	$18,862	10.701%	162.13	628	71.0%
$25,000.01 - $50,000.00	33	1,386,919	0.21	42,028	10.228	264.33	598	67.9
$50,000.01 - $75,000.00	160	10,044,442	1.54	62,778	9.501	340.11	607	79.2
$75,000.01 - $100,000.00	235	20,614,310	3.15	87,720	8.839	358.08	611	78.4
$100,000.01 - $150,000.00	570	71,527,213	10.93	125,486	8.521	364.53	618	79.9
$150,000.01 - $200,000.00	564	98,381,704	15.04	174,436	8.244	370.60	628	81.1
$200,000.01 - $250,000.00	367	81,790,760	12.50	222,863	8.053	371.76	632	81.1
$250,000.01 - $300,000.00	272	74,461,382	11.38	273,755	7.970	375.09	643	80.0
$300,000.01 - $350,000.00	168	54,376,949	8.31	323,672	7.846	375.43	644	82.2
$350,000.01 - $400,000.00	131	48,957,456	7.48	373,721	7.695	376.96	649	81.5
$400,000.01 - $450,000.00	109	46,792,184	7.15	429,286	7.595	382.69	624	81.3
$450,000.01 - $500,000.00	109	52,104,449	7.96	478,022	7.832	384.31	623	82.7
$500,000.01 - $550,000.00	47	24,650,513	3.77	524,479	7.695	382.43	618	78.5
$550,000.01 - $600,000.00	33	18,980,302	2.90	575,161	7.737	380.43	638	78.8
$600,000.01 - $650,000.00	26	16,150,102	2.47	621,158	7.349	382.73	633	79.8
$650,000.01 - $700,000.00	7	4,778,970	0.73	682,710	7.625	359.71	657	79.0
$700,000.01 - $750,000.00	9	6,566,194	1.00	729,577	7.391	357.99	638	76.5
$750,000.01 - $800,000.00	4	3,078,366	0.47	769,592	6.913	390.07	658	70.2
$800,000.01 - $850,000.00	6	5,060,640	0.77	843,440	8.058	399.49	657	83.3
$850,000.01 - $900,000.00	3	2,639,430	0.40	879,810	7.712	359.67	613	73.8
Greater than $900,000.00	8	11,716,733	1.79	1,464,592	7.581	369.32	666	75.6
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	46	$6,774,452	1.04%	$147,271	8.527%	359.68	625	80.9%
Alaska	4	780,560	0.12	195,140	7.946	359.23	662	80.0
Arizona	140	29,887,045	4.57	213,479	8.178	369.72	632	81.0
Arkansas	3	323,779	0.05	107,926	9.642	359.37	594	94.2
California	478	174,193,222	26.63	364,421	7.384	379.72	636	78.7
Colorado	49	10,187,646	1.56	207,911	8.226	370.52	635	79.5
Connecticut	26	8,943,535	1.37	343,982	8.208	387.11	665	81.8
Delaware	7	1,641,777	0.25	234,540	9.514	378.41	592	82.4
District of Columbia	5	1,171,844	0.18	234,369	8.531	373.06	648	80.1
Florida	496	106,957,629	16.35	215,640	8.174	376.40	629	80.4
Georgia	100	18,597,917	2.84	185,979	8.633	361.53	641	84.3
Hawaii	21	7,335,632	1.12	349,316	7.319	380.46	629	74.0
Idaho	21	4,195,318	0.64	199,777	7.815	362.16	622	77.1
Illinois	85	16,659,565	2.55	195,995	8.448	377.89	638	80.7
Indiana	22	2,649,968	0.41	120,453	9.487	362.16	596	84.1
Iowa	5	722,604	0.11	144,521	10.040	359.41	604	87.4
Kansas	4	529,229	0.08	132,307	9.209	359.30	626	87.3
Kentucky	15	2,347,998	0.36	156,533	8.195	357.40	633	79.5
Louisiana	73	9,756,659	1.49	133,653	8.103	337.03	607	83.6
Maine	5	812,782	0.12	162,556	7.836	359.30	598	76.7
Maryland	49	17,068,464	2.61	348,336	8.034	377.55	644	80.9
Massachusetts	22	6,808,106	1.04	309,459	7.750	369.06	639	81.2
Michigan	89	10,726,075	1.64	120,518	9.189	366.21	633	84.8
Minnesota	20	4,608,151	0.70	230,408	7.909	362.82	655	77.7
Mississippi	34	3,499,452	0.53	102,925	8.564	345.29	591	83.9
Missouri	35	5,136,408	0.79	146,755	8.436	369.05	594	79.2
Montana	10	1,844,220	0.28	184,422	8.010	359.72	598	75.8
Nebraska	4	337,404	0.05	84,351	9.994	381.01	601	88.9
Nevada	114	30,276,638	4.63	265,585	7.724	371.56	661	80.8
New Hampshire	19	3,514,410	0.54	184,969	8.008	361.19	630	77.7
New Jersey	43	13,064,243	2.00	303,820	8.481	379.69	621	82.8
New Mexico	7	1,159,702	0.18	165,672	8.175	332.82	643	80.5
New York	58	23,096,039	3.53	398,208	7.991	401.07	633	81.7
North Carolina	41	5,730,252	0.88	139,762	9.122	356.70	612	83.8
Ohio	41	4,188,676	0.64	102,163	8.747	360.64	616	84.3
Oklahoma	26	2,921,833	0.45	112,378	9.191	361.07	597	83.8
Oregon	41	9,908,531	1.51	241,671	7.742	385.54	650	82.2
Pennsylvania	91	13,509,611	2.07	148,457	8.431	368.11	604	82.2
Rhode Island	1	212,560	0.03	212,560	8.000	360.00	582	80.0
South Carolina	14	2,239,861	0.34	159,990	9.501	346.75	590	84.7
Tennessee	52	6,441,964	0.98	123,884	8.775	349.66	613	81.0
Texas	228	33,036,466	5.05	144,897	8.641	359.46	622	83.1
Utah	39	8,443,558	1.29	216,501	7.921	349.20	646	80.9
Vermont	1	131,916	0.02	131,916	8.250	359.00	580	80.0
Virginia	84	20,477,605	3.13	243,781	7.972	378.60	618	79.9
Washington	73	16,591,900	2.54	227,286	7.981	367.50	634	81.5
West Virginia	5	794,940	0.12	158,988	8.265	359.58	642	80.0
Wisconsin	20	2,934,785	0.45	146,739	9.281	359.74	618	83.1
Wyoming	1	999,258	0.15	999,258	7.500	359.00	610	56.3
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	64	$8,622,425	1.32%	$134,725	7.661%	361.80	584	41.5%
50.01 - 55.00	30	6,671,958	1.02	222,399	7.636	378.35	596	52.4
55.01 - 60.00	47	10,648,576	1.63	226,565	7.233	374.62	578	57.7
60.01 - 65.00	78	15,644,477	2.39	200,570	7.634	366.37	583	63.2
65.01 - 70.00	115	26,010,025	3.98	226,174	7.588	376.61	602	68.1
70.01 - 75.00	188	49,610,510	7.58	263,886	7.470	379.60	600	73.7
75.01 - 80.00	1,503	345,863,570	52.87	230,115	7.896	370.66	655	79.8
80.01 - 85.00	187	40,281,716	6.16	215,410	8.147	376.43	610	84.2
85.01 - 90.00	335	84,503,637	12.92	252,250	8.341	378.77	615	89.7
90.01 - 95.00	222	49,686,013	7.60	223,811	8.919	376.62	605	94.7
95.01 - 100.00	98	16,629,283	2.54	169,687	9.340	371.57	629	99.8
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	61	$8,366,199	1.28%	$137,151	7.652%	365.99	582	41.4%
50.01 - 55.00	28	6,324,205	0.97	225,864	7.638	380.82	594	52.4
55.01 - 60.00	47	10,490,116	1.60	223,194	7.267	372.58	577	57.6
60.01 - 65.00	77	15,481,977	2.37	201,065	7.636	366.46	582	63.2
65.01 - 70.00	105	23,961,422	3.66	228,204	7.617	377.14	595	68.1
70.01 - 75.00	160	42,738,298	6.53	267,114	7.414	382.13	589	73.5
75.01 - 80.00	279	68,550,984	10.48	245,702	7.976	378.73	612	79.2
80.01 - 85.00	179	39,555,755	6.05	220,982	8.135	375.36	611	84.0
85.01 - 90.00	358	96,127,507	14.69	268,513	8.276	376.94	625	88.1
90.01 - 95.00	265	61,501,903	9.40	232,083	8.692	374.19	619	91.2
95.01 - 100.00	1,308	281,073,825	42.97	214,888	7.966	369.20	661	81.2
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	7	$3,003,306	0.46%	$429,044	5.500%	359.41	671	76.6%
5.501 - 6.000	20	6,597,092	1.01	329,855	5.887	372.57	673	80.9
6.001 - 6.500	123	43,834,110	6.70	356,375	6.347	378.11	642	75.5
6.501 - 7.000	349	93,326,589	14.27	267,411	6.826	372.55	641	76.5
7.001 - 7.500	403	105,906,761	16.19	262,796	7.326	370.46	647	79.4
7.501 - 8.000	473	117,985,959	18.04	249,442	7.811	368.33	648	80.3
8.001 - 8.500	415	91,044,830	13.92	219,385	8.307	374.68	631	81.1
8.501 - 9.000	377	77,439,089	11.84	205,409	8.788	375.00	623	82.2
9.001 - 9.500	247	45,501,713	6.96	184,217	9.290	378.08	603	84.0
9.501 - 10.000	204	34,285,914	5.24	168,068	9.778	380.44	595	86.4
10.001 - 10.500	100	16,191,244	2.48	161,912	10.280	382.49	581	86.1
10.501 - 11.000	66	9,544,340	1.46	144,611	10.785	380.21	582	87.2
11.001 - 11.500	35	4,312,777	0.66	123,222	11.298	362.75	586	87.4
11.501 - 12.000	34	3,841,867	0.59	112,996	11.807	355.95	557	86.8
12.001 - 12.500	6	450,599	0.07	75,100	12.225	369.97	542	76.8
12.501 - 13.000	5	391,872	0.06	78,374	12.631	323.56	535	86.3
13.001 - 13.500	2	53,411	0.01	26,705	13.191	222.76	624	81.4
13.501 - 14.000	1	460,718	0.07	460,718	13.750	479.00	558	95.0
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,918	$439,597,949	67.20%	$229,196	7.962%	374.71	628	80.2%
Planned Unit Development	607	146,669,245	22.42	241,630	8.120	372.36	635	81.5
Low-Rise Condominium	220	43,268,490	6.61	196,675	7.958	369.80	651	81.6
Two Family Home	71	17,471,915	2.67	246,083	8.488	373.34	645	78.7
Three Family Home	11	2,673,914	0.41	243,083	8.330	357.65	669	81.4
Manufactured Housing (1)	30	2,232,530	0.34	74,418	9.130	272.65	606	69.5
High-Rise Condominium	6	1,377,261	0.21	229,543	8.087	372.21	672	80.2
Four Family Home	3	644,965	0.10	214,988	7.747	358.15	711	80.4
Town House	1	235,920	0.04	235,920	7.490	357.00	655	80.0
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Purchase	1,830	$386,223,431	59.04%	$211,051	8.257%	372.18	645	82.8%
Refinance - Cash Out	906	240,890,388	36.82	265,883	7.670	377.77	611	77.0
Refinance - Rate/Term	131	27,058,370	4.14	206,552	7.655	351.29	636	79.2
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,731	$624,643,852	95.49%	$228,723	8.015%	373.94	629	80.6%
Investment Property	113	23,689,038	3.62	209,638	8.164	360.99	696	79.1
Second Home	23	5,839,299	0.89	253,883	7.594	362.75	688	79.6
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	28	$1,424,951	0.22%	$50,891	9.669%	107.76	611	72.0%
121 - 180	26	2,927,946	0.45	112,613	8.074	176.39	609	75.4
181 - 300	45	5,083,604	0.78	112,969	8.446	263.84	606	70.7
301 - 360	2,441	555,962,495	84.99	227,760	7.981	359.14	636	80.7
Greater than 360	327	88,773,194	13.57	271,478	8.182	479.57	607	80.3
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,564	$323,543,112	49.46%	$206,869	7.952%	372.19	608	81.4%
Stated Income	870	216,522,570	33.10	248,877	8.351	381.56	633	79.2
Reduced	270	74,812,686	11.44	277,084	7.571	361.28	701	80.1
Full/Alternative	55	11,830,374	1.81	215,098	7.341	364.94	665	81.0
No Ratio	40	9,468,975	1.45	236,724	7.766	358.21	693	80.1
Stated Income/Stated Asset	32	8,218,387	1.26	256,825	7.754	357.29	677	83.5
No Income/No Asset	29	7,440,085	1.14	256,555	7.728	363.57	706	80.9
Full-DU	7	2,336,000	0.36	333,714	6.509	357.93	724	80.0
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	7	$3,812,610	0.58%	$544,659	7.762%	359.52	806	80.0%
781 - 800	29	6,802,469	1.04	234,568	7.240	363.37	788	80.9
761 - 780	36	9,223,478	1.41	256,208	7.275	358.79	770	80.0
741 - 760	51	13,820,451	2.11	270,989	7.462	363.41	748	80.0
721 - 740	74	18,718,137	2.86	252,948	7.438	362.38	730	79.8
701 - 720	91	22,855,352	3.49	251,158	7.504	362.93	711	79.0
681 - 700	170	40,679,105	6.22	239,289	7.512	368.76	689	81.4
661 - 680	277	65,943,155	10.08	238,062	7.747	372.09	669	81.7
641 - 660	425	102,085,353	15.61	240,201	7.912	371.85	650	81.3
621 - 640	341	80,982,207	12.38	237,484	7.955	369.69	630	81.2
601 - 620	425	94,738,476	14.48	222,914	8.064	370.17	611	81.3
581 - 600	304	65,410,898	10.00	215,167	8.253	380.82	591	81.8
561 - 580	281	63,001,395	9.63	224,204	8.402	382.45	571	79.7
541 - 560	173	32,985,371	5.04	190,667	8.794	386.66	552	79.1
521 - 540	113	19,807,410	3.03	175,287	9.013	376.92	530	75.6
501 - 520	69	13,256,345	2.03	192,121	8.565	396.12	512	69.6
500 or Less	1	49,978	0.01	49,978	10.125	359.00	500	24.2
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,545	$581,041,465	88.82%	$228,307	8.004%	373.10	638	81.3%
A-	114	30,712,551	4.69	269,408	7.821	375.95	588	76.3
B	114	23,119,800	3.53	202,805	8.220	375.79	580	71.8
C	69	15,155,013	2.32	219,638	8.432	375.03	581	72.9
C-	19	3,419,960	0.52	179,998	8.149	374.43	590	78.2
D	6	723,400	0.11	120,567	9.906	364.19	579	58.1
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	565	$143,355,592	21.91%	$253,727	8.387%	374.55	646	81.4%
5	1	182,350	0.03	182,350	8.375	359.00	740	80.0
6	8	2,124,586	0.32	265,573	8.041	356.91	683	79.8
12	138	46,496,053	7.11	336,928	7.833	377.92	652	80.4
24	1,007	236,133,182	36.10	234,492	8.157	375.28	627	83.0
36	221	58,619,696	8.96	265,247	7.510	366.41	666	79.8
42	4	511,395	0.08	127,849	8.404	359.62	596	62.8
60	923	166,749,335	25.49	180,660	7.724	371.12	609	76.6
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjust-ment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	4	$1,530,328	0.34%	$382,582	7.921%	359.76	560	83.2%
7 - 12	9	2	440,912	0.10	220,456	7.600	345.00	630	100.0
13 - 18	17	8	1,529,289	0.34	191,161	8.447	353.34	650	86.0
19 - 24	23	1,412	342,418,174	75.05	242,506	8.309	377.78	629	83.0
25 - 31	30	4	1,090,591	0.24	272,648	7.885	375.35	712	83.3
32 - 37	35	80	22,151,378	4.86	276,892	7.556	366.80	666	81.4
38 or Less	63	322	87,095,023	19.09	270,481	7.475	365.41	689	79.5
Total/Avg./Wtd. Avg.		1,832	$456,255,695	100.00%

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	3	$1,375,200	0.30%	$458,400	7.449%	358.00	730	80.0%
2.001 - 3.000	277	72,754,830	15.95	262,653	7.519	362.23	703	79.9
3.001 - 4.000	29	6,341,525	1.39	218,673	7.437	371.46	676	80.5
4.001 - 5.000	61	17,935,436	3.93	294,024	7.235	372.76	672	81.3
5.001 - 6.000	181	46,384,188	10.17	256,266	7.688	372.31	642	79.9
6.001 - 7.000	937	233,260,110	51.12	248,944	8.085	377.46	628	82.6
7.001 - 8.000	278	65,887,625	14.44	237,006	9.119	381.09	622	85.0
8.001 - 9.000	52	10,441,398	2.29	200,796	9.787	373.26	610	86.1
9.001 - 10.000	12	1,588,401	0.35	132,367	11.015	400.65	589	89.7
10.001 - 11.000	1	111,981	0.02	111,981	11.650	479.00	628	80.0
11.001 - 12.000	1	175,002	0.04	175,002	12.150	359.00	558	87.5
Total/Avg./Wtd. Avg.	1,832	$456,255,695	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 5.841%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.001 - 11.500	2	$268,325	0.06%	$134,163	6.500%	480.00	678	82.6%
11.501 - 12.000	42	9,743,057	2.14	231,978	6.750	372.33	710	80.3
12.001 - 12.500	97	25,491,260	5.59	262,796	6.957	365.39	705	79.8
12.501 - 13.000	106	33,410,029	7.32	315,189	7.204	361.87	696	80.4
13.001 - 13.500	144	43,681,213	9.57	303,342	7.119	367.32	669	78.3
13.501 - 14.000	168	49,202,399	10.78	292,871	7.311	370.14	652	80.1
14.001 - 14.500	172	52,611,031	11.53	305,878	7.527	371.38	636	81.5
14.501 - 15.000	254	66,594,296	14.60	262,182	8.003	373.78	640	81.5
15.001 - 15.500	219	50,679,841	11.11	231,415	8.438	382.39	632	83.4
15.501 - 16.000	221	48,679,762	10.67	220,270	8.896	382.31	623	83.9
16.001 - 16.500	149	29,857,337	6.54	200,385	9.355	380.68	603	85.9
16.501 - 17.000	121	23,365,562	5.12	193,104	9.871	385.87	598	88.1
17.001 - 17.500	65	11,968,910	2.62	184,137	10.299	391.21	581	86.9
17.501 - 18.000	35	4,929,668	1.08	140,848	10.868	375.94	591	90.0
18.001 - 18.500	16	2,775,270	0.61	173,454	11.302	380.36	593	89.9
18.501 - 19.000	15	2,200,209	0.48	146,681	11.803	365.80	552	89.0
19.001 - 19.500	3	257,836	0.06	85,945	12.247	377.94	553	86.8
Greater than 19.500	3	539,691	0.12	179,897	13.609	461.39	561	95.7
Total/Avg./Wtd. Avg.	1,832	$456,255,695	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.660%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	6	$1,749,808	0.38%	$291,635	8.086%	359.71	567	83.6%
1.500	1,135	276,465,904	60.59	243,582	8.271	378.93	625	83.1
2.000	57	14,493,718	3.18	254,276	7.820	358.56	679	84.0
3.000	342	86,705,472	19.00	253,525	8.139	374.86	644	81.4
5.000	190	52,193,765	11.44	274,704	7.611	364.60	698	79.9
6.000	102	24,647,028	5.40	241,638	7.443	358.83	706	80.3
Total/Avg./Wtd. Avg.	1,832	$456,255,695	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.442%.

Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	458	$111,025,680	24.33%	$242,414	8.122%	368.89	660	81.9%
1.500	1,189	292,392,886	64.09	245,915	8.222	378.92	625	82.8
2.000	185	52,837,129	11.58	285,606	7.468	363.62	705	80.3
Total/Avg./Wtd. Avg.	1,832	$456,255,695	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.436%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	1	$295,200	0.06%	$295,200	8.000%	358.00	667	80.0%
2.001 - 3.000	272	71,868,209	15.75	264,221	7.516	362.27	703	79.9
3.001 - 4.000	22	5,035,429	1.10	228,883	7.560	368.03	691	79.8
4.001 - 5.000	25	6,937,899	1.52	277,516	7.787	358.66	689	80.4
5.001 - 6.000	24	8,966,154	1.97	373,590	5.826	369.58	676	79.7
6.001 - 7.000	156	53,116,295	11.64	340,489	6.667	374.75	642	79.1
7.001 - 8.000	411	115,713,084	25.36	281,540	7.611	371.31	643	81.4
8.001 - 9.000	450	105,462,878	23.11	234,362	8.542	381.57	632	82.9
9.001 - 10.000	310	61,768,863	13.54	199,254	9.501	382.04	603	86.5
Greater than 10.000	161	27,091,684	5.94	168,271	10.747	385.93	580	88.0
Total/Avg./Wtd. Avg.	1,832	$456,255,695	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.188%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
April 2007	1	$373,828	0.08%	$373,828	9.875%	359.00	556	81.3%
May 2007	3	1,156,500	0.25	385,500	7.290	360.00	562	83.9
August 2007	2	440,912	0.10	220,456	7.600	345.00	630	100.0
February 2008	1	335,958	0.07	335,958	9.500	351.00	582	90.0
April 2008	2	151,173	0.03	75,586	7.990	354.00	669	80.0
May 2008	5	1,042,158	0.23	208,432	8.175	354.00	669	85.5
June 2008	10	2,364,368	0.52	236,437	8.095	355.00	661	89.3
July 2008	10	2,494,515	0.55	249,452	8.390	356.00	671	86.6
August 2008	31	7,630,219	1.67	246,136	7.844	356.27	668	80.8
September 2008	91	24,579,421	5.39	270,104	7.875	361.36	666	81.1
October 2008	445	108,079,860	23.69	242,876	8.312	380.86	623	82.9
November 2008	645	152,214,265	33.36	235,991	8.402	380.52	626	83.7
December 2008	180	45,055,525	9.88	250,308	8.312	376.18	625	81.6
April 2009	1	360,000	0.08	360,000	7.750	353.00	725	80.0
June 2009	3	730,591	0.16	243,530	7.952	386.36	706	85.0
July 2009	7	1,495,531	0.33	213,647	7.470	356.00	664	85.4
August 2009	5	1,784,614	0.39	356,923	8.309	357.00	671	85.0
September 2009	20	5,706,865	1.25	285,343	7.259	358.00	708	79.4
October 2009	26	7,031,041	1.54	270,425	7.736	370.66	653	81.5
November 2009	16	4,233,985	0.93	264,624	7.461	383.25	639	81.1
December 2009	6	1,899,342	0.42	316,557	7.351	360.00	643	80.8
June 2011	1	275,013	0.06	275,013	7.750	355.00	645	80.0
July 2011	1	126,050	0.03	126,050	6.875	356.00	732	79.8
August 2011	10	1,931,283	0.42	193,128	7.639	357.00	703	81.9
September 2011	51	10,062,329	2.21	197,301	7.585	358.00	682	79.3
October 2011	132	32,911,757	7.21	249,331	7.467	361.28	695	79.9
November 2011	90	25,181,329	5.52	279,793	7.295	372.18	683	79.1
December 2011	27	10,441,309	2.29	386,715	7.537	375.13	704	78.7
September 2013	3	588,271	0.13	196,090	7.900	358.00	672	76.4
November 2013	2	996,750	0.22	498,375	7.761	360.00	745	83.8
September 2016	3	3,222,932	0.71	1,074,311	7.952	358.00	636	80.2
November 2016	2	1,358,000	0.30	679,000	7.948	360.00	703	79.6
Total/Avg./Wtd. Avg.	1,832	$456,255,695	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is June 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,922	$380,456,523	58.16%	$197,948	8.297%	383.16	611	80.1%
24	1	34,400	0.01	34,400	8.000	358.00	703	80.0
36	3	698,717	0.11	232,906	7.235	357.41	705	79.8
60	622	186,146,962	28.46	299,272	7.696	359.30	644	81.7
84	15	3,746,863	0.57	249,791	8.068	355.36	664	88.1
120	304	83,088,724	12.70	273,318	7.449	361.06	697	79.7
Total/Avg./Wtd. Avg.	2,867	$654,172,189	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	18	$4,932,753	0.39%	$274,042	7.621%	359.52	547	77.2%
40-Year 6-month LIBOR	1	85,483	0.01	85,483	9.200	479.00	615	90.0
2/28 6-month LIBOR	2,129	354,428,665	28.28	166,477	8.810	359.49	597	80.8
2/38 6-month LIBOR	645	148,969,186	11.89	230,960	8.548	479.64	590	79.0
2/28 6 month LIBOR - 120- month Interest Only	6	1,317,632	0.11	219,605	7.362	358.09	759	77.7
2/28 6-month LIBOR - 24-month Interest Only	2	295,400	0.02	147,700	8.088	353.58	618	88.8
2/28 6-month LIBOR - 60-month Interest Only	964	249,304,950	19.89	258,615	7.800	359.41	634	82.0
2/28 6-month LIBOR - 84-month Interest Only	13	3,333,297	0.27	256,407	8.128	355.36	660	88.0
2/28 6-month LIBOR - 40/30-Year Balloon	8	2,208,063	0.18	276,008	8.971	359.23	626	76.1
3/27 12-month LIBOR	1	578,929	0.05	578,929	7.750	358.00	605	75.0
3/27 6-month LIBOR	96	16,599,652	1.32	172,913	8.442	358.38	611	81.6
3/37 6-month LIBOR	16	3,628,254	0.29	226,766	7.897	479.40	596	78.8
3/27 6-month LIBOR - 120- month Interest Only	22	6,456,626	0.52	293,483	7.513	357.49	713	80.7
3/27 6-month LIBOR - 36- month Interest Only	2	205,974	0.02	102,987	8.498	345.13	618	100.0
3/27 6-month LIBOR - 60- month Interest Only	46	13,830,978	1.10	300,673	7.280	359.13	645	82.0
3/27 6-month LIBOR - 84- month Interest Only	2	413,567	0.03	206,783	7.591	355.35	699	88.3
3/27 12-month LIBOR - 120-month Interest Only	2	487,270	0.04	243,635	7.275	359.20	664	86.0
3/27 12-month LIBOR - 36-month Interest Only	3	698,717	0.06	232,906	7.235	357.41	705	79.8
3/27 6-month LIBOR - 40/30-Year Balloon	1	249,600	0.02	249,600	7.750	360.00	574	79.6
5/1 12-month LIBOR	6	2,133,721	0.17	355,620	7.930	359.66	677	82.7
5/25 6-month LIBOR	50	9,877,256	0.79	197,545	7.914	359.48	627	78.2
5/35 6-month LIBOR	16	4,635,819	0.37	289,739	7.519	479.76	647	80.5
5/35 12-month LIBOR	3	574,650	0.05	191,550	7.082	479.62	689	84.6
5/25 6-month LIBOR - 120-month Interest Only	237	58,441,076	4.66	246,587	7.423	359.07	686	79.7
5/25 6-month LIBOR - 60-month Interest Only	1	412,500	0.03	412,500	7.600	358.00	629	75.0
5/25 12-month LIBOR - 120-month Interest Only	41	13,152,227	1.05	320,786	7.409	359.96	730	79.8
5/25 12-month LIBOR - 60-month Interest Only	3	748,300	0.06	249,433	7.147	359.29	696	87.1
5/35 12-month LIBOR - 120-month Interest Only	6	1,397,785	0.11	232,964	7.031	480.00	703	78.7
7/23 12-month LIBOR - 120-month Interest Only	2	996,750	0.08	498,375	7.761	360.00	745	83.8
7/23 6-month LIBOR - 120-month Interest Only	3	588,271	0.05	196,090	7.900	358.00	672	76.4
10/20 6-month LIBOR	2	494,932	0.04	247,466	8.375	358.00	726	81.5
10/20 12-month LIBOR - 120-month Interest Only	3	4,086,000	0.33	1,362,000	7.899	358.66	648	79.9
10-Year Fixed	7	685,112	0.05	97,873	8.036	119.34	617	58.7
15-Year Fixed	78	7,603,556	0.61	97,481	8.162	172.00	604	70.8
15-Year Fixed - Credit Comeback	18	1,820,881	0.15	101,160	8.575	161.47	590	78.7
20-Year Fixed	24	3,292,775	0.26	137,199	7.846	236.37	609	73.7
25-Year Fixed	6	645,531	0.05	107,588	8.766	299.76	575	73.4
30-Year Fixed	1,266	211,826,945	16.90	167,320	8.139	358.01	599	75.1
30-Year Fixed - Credit Comeback	197	31,269,221	2.50	158,727	8.916	356.18	593	77.2
40-Year Fixed	219	46,900,580	3.74	214,158	7.870	479.49	598	74.4
40-Year Fixed - Credit Comeback	21	3,956,696	0.32	188,414	8.734	479.48	574	78.9
30-Year Fixed - 60-month Interest Only	136	38,515,432	3.07	283,202	7.186	359.31	630	78.3
30/15-Year Fixed Balloon	14	931,133	0.07	66,510	10.617	124.76	583	78.8
40/30-Year Fixed Balloon	2	235,684	0.02	117,842	8.199	359.53	652	84.8
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	3,663	$746,273,104	59.55%	$203,733	8.250%	359.35	623	81.1%
ARM 480	687	159,291,177	12.71	231,865	8.485	479.65	594	79.1
Fixed 120	7	685,112	0.05	97,873	8.036	119.34	617	58.7
Fixed 180	110	10,355,571	0.83	94,142	8.456	165.90	599	72.9
Fixed 240	24	3,292,775	0.26	137,199	7.846	236.37	609	73.7
Fixed 300	6	645,531	0.05	107,588	8.766	299.76	575	73.4
Fixed 360	1,601	281,847,281	22.49	176,045	8.095	357.99	603	75.8
Fixed 480	240	50,857,275	4.06	211,905	7.937	479.49	596	74.7
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	16	$299,542	0.02%	$18,721	11.014%	199.14	616	67.3%
$25,000.01 - $50,000.00	89	3,917,114	0.31	44,013	10.484	306.88	592	67.3
$50,000.01 - $75,000.00	480	30,318,780	2.42	63,164	9.745	349.10	598	78.7
$75,000.01 - $100,000.00	675	59,373,585	4.74	87,961	9.078	362.39	599	78.6
$100,000.01 - $150,000.00	1,426	177,563,391	14.17	124,519	8.757	371.21	601	78.8
$150,000.01 - $200,000.00	1,248	217,540,534	17.36	174,311	8.392	377.12	608	79.2
$200,000.01 - $250,000.00	793	177,528,977	14.17	223,870	8.181	379.54	610	79.2
$250,000.01 - $300,000.00	575	157,653,767	12.58	274,180	8.087	379.84	619	79.2
$300,000.01 - $350,000.00	374	121,020,108	9.66	323,583	7.879	381.13	619	79.9
$350,000.01 - $400,000.00	261	97,590,965	7.79	373,912	7.790	385.64	621	79.5
$400,000.01 - $450,000.00	136	57,894,062	4.62	425,692	7.616	384.18	618	80.9
$450,000.01 - $500,000.00	117	55,919,652	4.46	477,946	7.834	384.70	624	82.6
$500,000.01 - $550,000.00	49	25,700,513	2.05	524,500	7.795	383.99	616	78.6
$550,000.01 - $600,000.00	34	19,578,302	1.56	575,832	7.789	379.81	637	79.1
$600,000.01 - $650,000.00	27	16,774,703	1.34	621,285	7.383	381.84	635	79.0
$650,000.01 - $700,000.00	7	4,778,970	0.38	682,710	7.625	359.71	657	79.0
$700,000.01 - $750,000.00	10	7,299,694	0.58	729,969	7.392	358.09	635	76.3
$750,000.01 - $800,000.00	4	3,078,366	0.25	769,592	6.913	390.07	658	70.2
$800,000.01 - $850,000.00	6	5,060,640	0.40	843,440	8.058	399.49	657	83.3
$850,000.01 - $900,000.00	3	2,639,430	0.21	879,810	7.712	359.67	613	73.8
Greater than $900,000.00	8	11,716,733	0.93	1,464,592	7.581	369.32	666	75.6
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	100	$12,896,691	1.03%	$128,967	8.985%	356.41	605	82.8%
Alaska	14	2,767,060	0.22	197,647	7.994	366.37	650	83.6
Arizona	314	61,887,311	4.94	197,093	8.298	383.29	614	80.8
Arkansas	20	1,928,027	0.15	96,401	9.546	347.65	600	86.3
California	815	265,006,205	21.15	325,161	7.492	386.30	623	76.7
Colorado	99	19,236,851	1.53	194,312	8.310	375.23	617	80.9
Connecticut	70	17,142,818	1.37	244,897	8.485	384.98	628	82.7
Delaware	19	3,932,483	0.31	206,973	9.147	385.84	578	83.3
District of Columbia	25	5,923,129	0.47	236,925	8.350	396.37	579	69.2
Florida	926	182,689,492	14.58	197,289	8.311	378.81	613	78.9
Georgia	276	42,762,035	3.41	154,935	8.888	366.39	621	83.7
Hawaii	38	13,197,188	1.05	347,294	7.738	384.23	617	76.0
Idaho	44	8,223,925	0.66	186,907	8.319	376.85	614	80.1
Illinois	220	40,503,473	3.23	184,107	8.590	377.13	614	80.5
Indiana	71	7,640,424	0.61	107,612	9.334	363.69	597	84.6
Iowa	34	3,468,247	0.28	102,007	9.557	360.84	611	83.3
Kansas	30	2,940,731	0.23	98,024	9.431	351.34	611	83.5
Kentucky	41	5,120,493	0.41	124,890	8.915	360.99	608	81.4
Louisiana	124	15,913,756	1.27	128,337	8.426	343.31	597	84.0
Maine	10	1,605,623	0.13	160,562	8.277	344.92	584	78.8
Maryland	189	44,358,536	3.54	234,701	8.235	379.59	609	77.5
Massachusetts	117	28,471,550	2.27	243,347	8.096	379.93	595	75.5
Michigan	198	23,155,691	1.85	116,948	9.219	364.40	614	82.8
Minnesota	57	11,015,722	0.88	193,258	8.289	378.41	628	80.3
Mississippi	55	5,686,248	0.45	103,386	8.738	350.45	589	84.9
Missouri	92	10,903,600	0.87	118,517	9.018	371.17	593	80.6
Montana	29	5,255,442	0.42	181,222	8.708	368.80	574	76.5
Nebraska	12	1,069,399	0.09	89,117	9.826	366.45	591	88.1
Nevada	163	40,514,086	3.23	248,553	7.788	375.44	645	79.9
New Hampshire	34	6,848,275	0.55	201,420	7.960	371.14	615	79.4
New Jersey	149	36,410,079	2.91	244,363	8.409	376.76	604	79.4
New Mexico	38	5,298,887	0.42	139,444	9.096	367.21	595	78.3
New York	174	52,572,689	4.19	302,142	8.014	391.74	608	76.3
North Carolina	124	17,383,828	1.39	140,192	9.252	368.74	594	80.8
North Dakota	3	246,500	0.02	82,167	9.691	406.00	529	77.7
Ohio	96	10,431,773	0.83	108,664	9.032	360.75	606	84.9
Oklahoma	43	4,454,549	0.36	103,594	9.372	364.23	597	84.7
Oregon	113	23,860,084	1.90	211,151	8.015	391.91	622	80.9
Pennsylvania	184	25,093,288	2.00	136,377	8.686	372.13	599	81.9
Rhode Island	16	3,152,842	0.25	197,053	8.041	374.76	588	76.3
South Carolina	47	6,401,481	0.51	136,202	9.263	371.28	585	83.7
South Dakota	2	218,000	0.02	109,000	9.396	360.00	524	72.5
Tennessee	108	12,131,474	0.97	112,328	9.057	358.35	599	82.7
Texas	464	59,177,010	4.72	127,537	8.674	352.72	608	80.7
Utah	83	15,598,652	1.24	187,936	8.224	362.07	625	81.2
Vermont	9	1,229,846	0.10	136,650	8.163	373.80	581	75.3
Virginia	184	38,439,097	3.07	208,908	8.165	382.79	602	79.1
Washington	169	35,543,702	2.84	210,318	8.040	379.85	614	80.7
West Virginia	25	2,793,193	0.22	111,728	8.999	359.36	608	76.5
Wisconsin	63	8,611,519	0.69	136,691	9.372	366.19	600	81.9
Wyoming	8	2,134,824	0.17	266,853	7.947	359.32	612	69.4
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	232	$30,982,300	2.47%	$133,544	8.211%	374.80	575	40.4%
50.01 - 55.00	114	21,404,510	1.71	187,759	7.920	382.66	580	52.6
55.01 - 60.00	151	29,317,224	2.34	194,154	7.740	378.43	578	58.0
60.01 - 65.00	241	46,330,362	3.70	192,242	8.063	389.36	574	63.2
65.01 - 70.00	391	76,872,197	6.13	196,604	8.035	384.60	586	68.4
70.01 - 75.00	534	115,578,072	9.22	216,438	8.015	379.59	586	73.8
75.01 - 80.00	2,522	517,213,278	41.27	205,081	8.033	372.31	637	79.7
80.01 - 85.00	601	116,162,511	9.27	193,282	8.350	381.69	597	84.2
85.01 - 90.00	868	179,537,969	14.33	206,841	8.532	381.43	613	89.6
90.01 - 95.00	488	91,567,617	7.31	187,639	9.036	375.74	604	94.7
95.01 - 100.00	196	28,281,787	2.26	144,295	9.385	370.25	633	99.7
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	223	$29,556,656	2.36%	$132,541	8.202%	374.51	576	40.2%
50.01 - 55.00	111	20,768,720	1.66	187,106	7.920	383.73	579	52.6
55.01 - 60.00	152	29,425,264	2.35	193,587	7.782	377.56	577	57.9
60.01 - 65.00	237	45,624,862	3.64	192,510	8.054	389.44	574	63.2
65.01 - 70.00	378	74,121,203	5.91	196,088	8.051	384.98	584	68.3
70.01 - 75.00	492	106,984,028	8.54	217,447	8.023	380.95	580	73.7
75.01 - 80.00	893	182,009,997	14.52	203,819	8.201	377.72	596	79.1
80.01 - 85.00	592	115,148,854	9.19	194,508	8.335	380.81	597	84.0
85.01 - 90.00	893	191,719,208	15.30	214,691	8.490	380.50	618	88.8
90.01 - 95.00	545	106,372,844	8.49	195,180	8.870	374.15	612	92.2
95.01 - 100.00	1,822	351,516,192	28.05	192,929	8.067	370.05	656	81.6
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 4.500	1	$25,000	(1)	$25,000	4.500%	360.00	593	35.7%
5.001 - 5.500	11	4,191,351	0.33%	381,032	5.473	359.53	645	76.5
5.501 - 6.000	43	12,722,827	1.02	295,880	5.870	374.13	649	75.5
6.001 - 6.500	200	64,506,023	5.15	322,530	6.359	375.83	634	75.1
6.501 - 7.000	585	148,747,365	11.87	254,269	6.832	373.78	631	75.4
7.001 - 7.500	733	174,271,565	13.91	237,751	7.329	375.10	632	77.9
7.501 - 8.000	958	215,005,487	17.16	224,432	7.806	375.66	630	79.2
8.001 - 8.500	858	170,010,744	13.57	198,148	8.305	376.82	615	79.7
8.501 - 9.000	894	165,184,468	13.18	184,770	8.789	381.28	604	80.2
9.001 - 9.500	656	108,617,002	8.67	165,575	9.301	379.84	589	82.0
9.501 - 10.000	619	91,439,731	7.30	147,722	9.782	382.33	580	82.9
10.001 - 10.500	291	39,663,053	3.16	136,299	10.272	380.92	579	83.7
10.501 - 11.000	221	29,485,365	2.35	133,418	10.779	379.73	569	82.8
11.001 - 11.500	117	13,476,521	1.08	115,184	11.298	369.91	567	81.7
11.501 - 12.000	95	10,453,766	0.83	110,040	11.811	366.70	549	80.0
12.001 - 12.500	30	3,292,168	0.26	109,739	12.302	368.77	550	78.4
12.501 - 13.000	13	1,255,743	0.10	96,596	12.622	339.94	531	82.0
13.001 - 13.500	4	121,144	0.01	30,286	13.364	259.69	576	84.2
13.501 - 14.000	4	585,237	0.05	146,309	13.755	440.03	571	92.8
Greater than 14.000	5	193,267	0.02	38,653	14.495	314.58	601	88.5
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%
____________
(1) Less than 0.01%.

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	4,664	$900,415,079	71.85%	$193,056	8.233%	378.64	609	79.0%
Planned Unit Development	1,044	231,318,527	18.46	221,569	8.201	373.37	621	80.4
Low-Rise Condominium	396	71,055,031	5.67	179,432	8.237	373.80	633	81.2
Two Family Home	160	37,477,194	2.99	234,232	8.325	378.85	623	76.4
Three Family Home	24	6,270,599	0.50	261,275	8.265	367.50	640	73.0
High-Rise Condominium	14	2,729,546	0.22	194,968	8.965	377.25	642	84.1
Manufactured Housing (1)	30	2,232,530	0.18	74,418	9.130	272.65	606	69.5
Four Family Home	5	1,513,402	0.12	302,680	7.757	358.64	653	78.6
Town House	1	235,920	0.02	235,920	7.490	357.00	655	80.0
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	3,436	$715,631,371	57.10%	$208,275	8.127%	380.65	596	76.6%
Purchase	2,562	475,793,529	37.96	185,712	8.409	373.78	640	83.4
Refinance - Rate/Term	340	61,822,928	4.93	181,832	8.100	362.07	613	79.0
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%
Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	5,993	$1,192,030,731	95.12%	$198,904	8.212%	377.24	611	79.2%
Investment Property	275	48,013,905	3.83	174,596	8.676	377.19	666	80.7
Second Home	70	13,203,192	1.05	188,617	8.464	366.61	656	80.9
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1 - 120	46	$2,480,139	0.20%	$53,916	9.386%	109.93	614	70.3%
121 - 180	74	8,726,821	0.70	117,930	8.186	177.90	597	72.8
181 - 300	72	7,175,957	0.57	99,666	8.600	261.49	606	72.1
301 - 360	5,219	1,024,716,457	81.76	196,343	8.203	359.26	618	79.7
Greater than 360	927	210,148,453	16.77	226,697	8.352	479.61	594	78.0
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	3,942	$708,310,375	56.52%	$179,683	8.150%	375.58	598	80.1%
Stated Income	1,963	430,830,946	34.38	219,476	8.546	383.88	617	77.7
Reduced	270	74,812,686	5.97	277,084	7.571	361.28	701	80.1
Full/Alternative	55	11,830,374	0.94	215,098	7.341	364.94	665	81.0
No Ratio	40	9,468,975	0.76	236,724	7.766	358.21	693	80.1
Stated Income/Stated Asset	32	8,218,387	0.66	256,825	7.754	357.29	677	83.5
No Income/No Asset	29	7,440,085	0.59	256,555	7.728	363.57	706	80.9
Full-DU	7	2,336,000	0.19	333,714	6.509	357.93	724	80.0
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	7	$3,812,610	0.30%	$544,659	7.762%	359.52	806	80.0%
781 - 800	37	8,210,268	0.66	221,899	7.338	364.62	788	80.7
761 - 780	43	10,278,184	0.82	239,028	7.255	357.68	770	79.9
741 - 760	57	14,579,416	1.16	255,779	7.542	363.22	748	80.4
721 - 740	94	22,130,109	1.77	235,427	7.538	367.19	730	80.5
701 - 720	124	29,422,378	2.35	237,277	7.569	364.77	710	80.2
681 - 700	243	52,522,952	4.19	216,144	7.667	372.33	689	81.8
661 - 680	435	95,955,995	7.66	220,588	7.753	372.48	669	80.9
641 - 660	693	149,463,699	11.93	215,676	7.953	373.36	650	81.4
621 - 640	727	148,109,618	11.82	203,727	7.995	371.31	630	81.0
601 - 620	963	192,253,796	15.34	199,640	8.112	376.17	610	80.3
581 - 600	819	151,482,502	12.09	184,960	8.364	379.61	590	80.8
561 - 580	771	145,102,666	11.58	188,201	8.501	380.58	571	78.3
541 - 560	574	101,281,596	8.08	176,449	8.738	387.56	551	76.5
521 - 540	423	70,313,725	5.61	166,226	9.153	385.98	531	73.3
501 - 520	316	56,892,260	4.54	180,039	9.344	392.98	511	70.6
500 or Less	12	1,436,053	0.11	119,671	9.900	379.58	499	66.9
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	5,255	$1,046,378,443	83.49%	$199,121	8.159%	375.84	622	80.7%
A-	322	68,162,652	5.44	211,685	8.253	375.71	580	76.4
B	412	76,021,038	6.07	184,517	8.646	386.32	569	72.1
C	264	49,395,229	3.94	187,103	8.900	389.70	561	69.2
C-	44	7,104,884	0.57	161,475	8.795	385.39	581	74.3
D	41	6,185,581	0.49	150,868	9.515	386.84	548	57.0
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,776	$339,285,748	27.07%	$191,039	8.620%	374.12	615	79.3%
5	1	182,350	0.01	182,350	8.375	359.00	740	80.0
6	10	2,474,986	0.20	247,499	8.119	357.25	676	79.9
12	310	85,108,026	6.79	274,542	8.036	381.17	625	77.2
24	2,651	527,464,831	42.09	198,968	8.260	382.15	607	80.9
30	2	532,971	0.04	266,485	8.082	354.53	565	45.2
36	661	130,938,185	10.45	198,091	7.898	370.25	633	77.9
42	4	511,395	0.04	127,849	8.404	359.62	596	62.8
60	923	166,749,335	13.31	180,660	7.724	371.12	609	76.6
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	19	$5,018,236	0.55%	$264,118	7.648%	361.55	549	77.4%
7 - 12	9	9	1,030,270	0.11	114,474	7.713	345.23	608	96.4
13 - 18	17	16	2,916,640	0.32	182,290	8.667	356.98	613	86.7
19 - 24	24	3,752	757,145,185	83.61	201,798	8.421	383.09	609	80.9
25 - 31	30	6	1,338,004	0.15	223,001	8.135	370.79	696	85.2
32 - 37	35	175	40,576,659	4.48	231,867	7.808	369.21	638	81.0
38 or Greater	62	373	97,539,288	10.77	261,499	7.508	367.40	683	79.7
Total/Avg./Wtd. Avg.		4,350	$905,564,282	100.00%

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	3	$1,375,200	0.15%	$458,400	7.449%	358.00	730	80.0%
2.001 - 3.000	280	73,604,703	8.13	262,874	7.527	362.19	702	80.1
3.001 - 4.000	46	9,237,528	1.02	200,816	7.760	372.46	645	78.6
4.001 - 5.000	115	28,280,779	3.12	245,920	7.409	372.26	646	79.9
5.001 - 6.000	519	112,810,866	12.46	217,362	7.851	380.50	619	77.9
6.001 - 7.000	2455	505,721,222	55.85	205,996	8.228	382.72	609	80.8
7.001 - 8.000	775	150,561,015	16.63	194,272	9.137	385.07	602	82.8
8.001 - 9.000	120	20,344,896	2.25	169,541	9.845	374.38	598	84.5
9.001 - 10.000	35	3,341,090	0.37	95,460	10.800	382.05	598	90.1
10.001 - 11.000	1	111,981	0.01	111,981	11.650	479.00	628	80.0
11.001 - 12.000	1	175,002	0.02	175,002	12.150	359.00	558	87.5
Total/Avg./Wtd. Avg.	4,350	$905,564,282	100.00%
____________
(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.210%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.001 - 11.500	2	$268,325	0.03%	$134,163	6.500%	480.00	678	82.6%
11.501 - 12.000	45	10,356,557	1.14	230,146	6.749	373.73	705	79.6
12.001 - 12.500	103	27,379,835	3.02	265,824	6.877	366.59	698	79.6
12.501 - 13.000	137	41,091,347	4.54	299,937	7.021	364.48	683	79.1
13.001 - 13.500	242	67,645,042	7.47	279,525	6.970	370.65	648	77.1
13.501 - 14.000	358	93,051,564	10.28	259,921	7.196	375.63	630	78.0
14.001 - 14.500	402	101,883,872	11.25	253,442	7.529	378.48	622	79.9
14.501 - 15.000	625	140,441,873	15.51	224,707	7.989	382.94	621	80.1
15.001 - 15.500	546	109,381,268	12.08	200,332	8.448	386.16	611	81.4
15.501 - 16.000	613	116,090,469	12.82	189,381	8.911	387.80	599	81.7
16.001 - 16.500	441	76,522,877	8.45	173,521	9.363	381.73	590	83.5
16.501 - 17.000	392	60,436,429	6.67	154,175	9.835	385.79	582	83.8
17.001 - 17.500	192	28,243,588	3.12	147,102	10.294	386.29	579	84.5
17.501 - 18.000	124	16,630,058	1.84	134,113	10.804	386.27	579	85.1
18.001 - 18.500	58	7,143,203	0.79	123,159	11.309	370.01	581	85.9
18.501 - 19.000	47	6,187,976	0.68	131,659	11.805	374.81	547	79.7
19.001 - 19.500	14	1,856,199	0.20	132,586	12.344	386.47	563	82.2
Greater than 19.500	9	953,800	0.11	105,978	13.447	417.21	569	95.3
Total/Avg./Wtd. Avg.	4,350	$905,564,282	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.986%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	24	$5,750,263	0.63%	$239,594	7.853%	363.29	549	76.7%
1.500	3,131	632,795,367	69.88	202,106	8.384	383.23	607	81.0
2.000	67	16,199,823	1.79	241,788	7.887	359.63	672	84.0
3.000	833	173,104,224	19.12	207,808	8.331	381.09	620	80.2
5.000	190	52,193,765	5.76	274,704	7.611	364.60	698	79.9
6.000	104	25,157,049	2.78	241,895	7.443	358.83	704	79.9
7.000	1	363,791	0.04	363,791	8.750	359.00	601	79.1
Total/Avg./Wtd. Avg.	4,350	$905,564,282	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.121%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	903	$189,629,777	20.94%	$210,000	8.290%	376.43	631	80.4%
1.500	3,261	662,902,626	73.20	203,282	8.357	383.03	607	80.9
2.000	186	53,031,879	5.86	285,118	7.467	363.60	705	80.4
Total/Avg./Wtd. Avg.	4,350	$905,564,282	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.425%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	1	$295,200	0.03%	$295,200	8.000%	358.00	667	80.0%
2.001 - 3.000	272	71,868,209	7.94	264,221	7.516	362.27	703	79.9
3.001 - 4.000	22	5,035,429	0.56	228,883	7.560	368.03	691	79.8
4.001 - 5.000	25	6,937,899	0.77	277,516	7.787	358.66	689	80.4
5.001 - 6.000	48	15,308,834	1.69	318,934	5.793	369.98	650	76.6
6.001 - 7.000	368	106,105,436	11.72	288,330	6.678	377.14	626	77.1
7.001 - 8.000	979	233,959,838	25.84	238,978	7.613	379.78	625	79.8
8.001 - 9.000	1168	236,420,499	26.11	202,415	8.555	386.77	609	81.1
9.001 - 10.000	966	159,799,172	17.65	165,424	9.516	383.65	587	83.3
Greater than 10.000	501	69,833,764	7.71	139,389	10.763	383.96	575	84.4
Total/Avg./Wtd. Avg.	4,350	$905,564,282	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.827%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
January 2007	1	$191,505	0.02%	$191,505	8.250%	356.00	567	80.0%
April 2007	7	1,701,981	0.19	243,140	8.633	365.03	544	76.7
May 2007	11	3,124,750	0.35	284,068	7.075	360.00	550	77.7
July 2007	2	162,588	0.02	81,294	7.356	344.00	615	90.0
August 2007	4	564,606	0.06	141,152	7.855	345.00	610	97.6
September 2007	2	202,357	0.02	101,178	8.272	346.00	613	96.3
October 2007	1	100,719	0.01	100,719	6.375	347.00	574	100.0
February 2008	2	395,783	0.04	197,892	9.821	351.00	573	87.7
March 2008	4	761,636	0.08	190,409	9.002	352.00	566	91.4
April 2008	4	510,062	0.06	127,516	8.445	376.33	605	80.2
May 2008	6	1,249,158	0.14	208,193	8.187	354.00	658	86.3
June 2008	15	3,105,457	0.34	207,030	8.162	355.00	640	84.3
July 2008	14	2,974,098	0.33	212,436	8.395	355.07	669	87.1
August 2008	51	11,086,006	1.22	217,373	8.384	357.49	643	80.8
September 2008	145	32,613,690	3.60	224,922	8.155	363.80	648	80.2
October 2008	1,210	244,749,297	27.03	202,272	8.465	382.97	606	81.2
November 2008	1,787	358,741,488	39.62	200,751	8.426	386.42	607	80.9
December 2008	530	103,875,149	11.47	195,991	8.400	382.29	604	79.8
January 2009	1	157,700	0.02	157,700	8.450	350.00	660	95.0
March 2009	1	89,713	0.01	89,713	10.625	352.00	557	90.0
April 2009	1	360,000	0.04	360,000	7.750	353.00	725	80.0
June 2009	3	730,591	0.08	243,530	7.952	386.36	706	85.0
July 2009	7	1,495,531	0.17	213,647	7.470	356.00	664	85.4
August 2009	7	1,992,267	0.22	284,610	8.376	357.00	665	84.5
September 2009	31	7,522,007	0.83	242,645	7.522	358.00	685	80.6
October 2009	49	11,669,144	1.29	238,146	7.918	371.42	630	82.4
November 2009	59	12,193,568	1.35	206,671	7.944	373.58	615	80.5
December 2009	22	5,704,142	0.63	259,279	7.563	377.88	621	77.0
June 2011	1	275,013	0.03	275,013	7.750	355.00	645	80.0
July 2011	1	126,050	0.01	126,050	6.875	356.00	732	79.8
August 2011	10	1,931,283	0.21	193,128	7.639	357.00	703	81.9
September 2011	52	10,474,829	1.16	201,439	7.585	358.00	680	79.2
October 2011	142	34,945,639	3.86	246,096	7.471	363.52	691	80.0
November 2011	122	31,719,212	3.50	259,994	7.434	374.67	672	79.9
December 2011	35	11,901,309	1.31	340,037	7.517	374.26	694	78.4
September 2013	3	588,271	0.06	196,090	7.900	358.00	672	76.4
November 2013	2	996,750	0.11	498,375	7.761	360.00	745	83.8
September 2016	3	3,222,932	0.36	1,074,311	7.952	358.00	636	80.2
November 2016	2	1,358,000	0.15	679,000	7.948	360.00	703	79.6
Total/Avg./Wtd. Avg.	4,350	$905,564,282	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is March 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	4,844	$858,565,077	68.51%	$177,243	8.503%	385.14	597	78.4%
24	2	295,400	0.02	147,700	8.088	353.58	618	88.8
36	5	904,691	0.07	180,938	7.522	354.62	685	84.4
60	1,150	302,812,159	24.16	263,315	7.696	359.38	634	81.5
84	15	3,746,863	0.30	249,791	8.068	355.36	664	88.1
120	322	86,923,637	6.94	269,949	7.449	361.00	694	79.8
Total/Avg./Wtd. Avg.	6,338	$1,253,247,827	100.00%